Exhibit 10.33

EXECUTION VERSION

CONFIDENTIAL

INVESTMENT AND SUBSCRIPTION AGREEMENT

This INVESTMENT AND SUBSCRIPTION AGREEMENT (this “Agreement”) is being entered into as of December 12, 2021 (the “Execution Date”), by and between Warehouse Technologies LLC, a New Hampshire limited liability company (“Warehouse Technologies”), and Walmart Inc., a Delaware corporation (“Walmart” and, together with Warehouse Technologies, the “Parties”).

W I T N E S S E T H

WHEREAS, Warehouse Technologies, Walmart and Symbotic LLC, a Delaware limited liability company and Subsidiary of Warehouse Technologies (“Symbotic”), are parties to that certain Amended and Restated Master Automation Agreement, dated as of January 29, 2019, as amended by Amendment No. 1, dated September 23, 2020, and Amendment No. 2, dated April 30, 2021 (the “MAA”);

WHEREAS, pursuant to that certain Subscription Agreement, dated April 30, 2021 (the “First Subscription Agreement”), between the Parties, Warehouse Technologies issued, sold, assigned, transferred, conveyed and delivered to Walmart, and Walmart subscribed for, acquired, accepted and received from Warehouse Technologies, (i) Warrant No. 1 to Purchase Class A Units, entitling Walmart to subscribe for and purchase, acquire, accept and receive Class A Units from Warehouse Technologies on the terms set forth therein (the “Recoupment Cancellation Warrant”), and (ii) Warrant No. 2 to Purchase Class A Units, entitling Walmart to subscribe for and purchase, acquire, accept and receive Class A Units from Warehouse Technologies on the terms set forth therein (the “Commercial Spend Warrant”);

WHEREAS, on June 18, 2021, Warehouse Technologies and Symbotic delivered to Walmart notice under the First Subscription Agreement, the MAA and the Side Letters that Symbotic was exploring strategic alternatives, including a potential SPAC Transaction (the “SPAC Notice”);

WHEREAS, contemporaneously herewith, Warehouse Technologies has entered into an Agreement and Plan of Merger with SVF Investment Corp. 3, a Cayman Islands exempted company incorporated with limited liability (the “SPAC Buyer”, and the transaction currently contemplated with the SPAC Buyer, the “Contemplated Transaction”);

WHEREAS, Warehouse Technologies, Walmart and Symbotic intend to enter into an amendment and restatement of the MAA to, among other things, increase Walmart’s commitment to acquire and deploy Symbotic Systems (as defined therein) on the terms and subject to the conditions set forth therein (the “A&R MAA”);

WHEREAS, in connection with the execution of this Agreement, on the terms and subject to the conditions set forth herein, (i) Walmart desires to gross exercise the vested portions of the Existing Warrants, and (ii) the Parties desire to set forth certain rights and obligations with respect to Walmart’s equity investment in Warehouse Technologies; and

WHEREAS, upon and in connection with entry into the A&R MAA, on the terms and subject to the conditions set forth herein, (i) Warehouse Technologies desires to issue, sell, assign, transfer, convey and deliver to Walmart, and Walmart desires to subscribe for, acquire, accept and receive from Warehouse Technologies, Warrant No. 3 (the “New Warrant Issuance”) and (ii) Walmart shall gross exercise the remaining portion of the Existing Warrants, which the Parties agree shall vest in connection with the execution of the A&R MAA.

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I.

EXERCISE OF EXISTING WARRANTS; NEW WARRANT ISSUANCE

Section 1.1. Exercise of Recoupment Cancellation Warrant.

(a) The Parties hereby amend the definition of “Exercise Period” in the Recoupment Cancellation Warrant to be at any time or from time to time from and following the execution and delivery of this Agreement, and waive any requirement that Walmart not be permitted to exercise the Recoupment Cancellation Warrant until the third anniversary of the Issue Date (as defined in the Recoupment Cancellation Warrant).

(b) Pursuant to Section 2.1 of the Recoupment Cancellation Warrant, Walmart hereby agrees to exercise its rights under the Recoupment Cancellation Warrant in whole and irrevocably elects to purchase, acquire, accept and receive 338,221 duly authorized and validly issued Class A Units (the “Recoupment Warrant Units”) in exchange for $131,578,115.63, representing the full purchase price for such Class A Units at the Exercise Price (as defined in the Recoupment Cancellation Warrant) (the “Recoupment Warrant Aggregate Exercise Price”). The Parties agree that, by entry into this Agreement, (i) Walmart shall be deemed to have delivered a duly executed “Notice of Exercise” to Warehouse Technologies pursuant to Section 2.1(a) of the Recoupment Cancellation Warrant, and, other than Walmart’s payment of the Recoupment Warrant Aggregate Exercise Price and delivery of a duly executed joinder to the A&R Company LLC Agreement, in each case, pursuant to Section 1.6(b), no further deliveries are necessary to exercise the Recoupment Cancellation Warrant.

Section 1.2. Partial Exercise of Commercial Spend Warrant.

(a) The Parties hereby amend the definition of “Exercise Period” in the Commercial Spend Warrant to be at any time or from time to time from and following the execution and delivery of this Agreement, and waive any requirement that Walmart not be permitted to exercise the Commercial Spend Warrant until the third anniversary of the Issue Date (as defined in the Commercial Spend Warrant), for the avoidance of doubt, with respect to both the Vested Commercial Spend Warrant Units and the Remaining Commercial Spend Warrant Units.

(b) The Parties agree and acknowledge that the number of vested Warrant Units (as defined in the Commercial Spend Warrant) on the Execution Date is 108,520 (the “Vested Commercial Spend Warrant Units”). Pursuant to Section 2.1 of the Commercial Spend Warrant (as amended by this Agreement), Walmart hereby agrees to exercise its rights under the Commercial Spend Warrant in respect of the Vested Commercial Spend Warrant Units and irrevocably elects to purchase, acquire, accept and receive 108,520 duly authorized and validly issued Class A Units in exchange for $42,217,535.60, representing the full purchase price for such Class A Units at the Exercise Price (as defined in the Commercial Spend Warrant) (the “Commercial Spend Initial Exercise Price”). The Parties agree that, upon execution and delivery of this Agreement, Walmart shall be deemed to have delivered a duly executed “Notice of Exercise” to Warehouse Technologies pursuant to Section 2.1(a) of the Commercial Spend Warrant in respect of the Vested Commercial Spend Warrant Units, and, other than Walmart’s payment of the Commercial Spend Initial Exercise Price and delivery of a duly executed joinder to the A&R Company LLC Agreement, in each case, pursuant to Section 1.6(b), no further deliveries are necessary to exercise the Vested Commercial Spend Warrant Units.

Section 1.3. Vesting and Exercise of Remaining Commercial Spend Warrant.

(a) The Parties agree and acknowledge that, upon entry into the A&R MAA, Walmart will have made additional Expenditures (as defined in the Commercial Spend Warrant) greater than $2,700,000,000 and the remaining 267,281 Warrant Units (as defined in the Commercial Spend Warrant) under the Commercial Spend Warrant (the “Remaining Commercial Spend Warrant Units” and together with the Vested Commercial Spend Warrant Units, the “Commercial Spend Warrant Units”) will automatically become vested at such time. The Parties agree and acknowledge that the execution of the A&R MAA together with this Section 1.3(a) shall constitute notice by Warehouse Technologies and acceptance by Walmart of the achievement of the applicable milestone under Section 1 of the Commercial Spend Warrant, and no further notice of the vesting of the Remaining Commercial Spend Warrant Units will be required under the Commercial Spend Warrant.

(b) Pursuant to Section 2.1 of the Commercial Spend Warrant (as amended by this Agreement), Walmart hereby agrees, upon execution of the A&R MAA, to exercise its rights under the Commercial Spend Warrant in respect of the Remaining Commercial Spend Warrants, and irrevocably elects to purchase, acquire, accept and receive an additional 267,281 duly authorized and validly issued Class A Units in exchange for an additional $103,980,327.43, representing the full purchase price for the Remaining Commercial Spend Warrant Units at the Exercise Price (the “Commercial Spend Remaining Exercise Price”). The Parties agree that, upon entry into the A&R MAA, Walmart shall be deemed to have delivered a duly executed “Notice of Exercise” to Warehouse Technologies pursuant to Section 2.1(a) of the Commercial Spend Warrant in respect of the Remaining Commercial Spend Warrant Units, and, other than Walmart’s payment of the Commercial Spend Remaining Exercise Price, no further deliveries are necessary to exercise the Commercial Spend Warrant. The Parties hereby acknowledge and agree that the Commercial Spend Warrant shall remain exercisable after the First Closing in respect of all Remaining Commercial Spend Warrants in accordance with the terms and subject to the conditions of the Commercial Spend Warrant.

Section 1.4. New Warrant Issuance. On the terms and subject to the conditions set forth in this Agreement, contemporaneously with the execution and delivery of the A&R MAA, Warehouse Technologies shall issue, sell, transfer, convey and deliver to Walmart, and Walmart shall subscribe for, acquire, accept and receive from Warehouse Technologies, Warrant No. 3 in exchange for the covenants and agreements contained in this Agreement. The Parties agree and acknowledge that, upon issuance of Warrant No. 3, the Subscription Side Letter is hereby amended such that the term “Warrants” as used therein shall mean each of the Recoupment Cancellation Warrant, the Commercial Spend Warrant and Warrant No. 3.

Section 1.5. First Closing.

(a) The closing of the exercise of (i) the Recoupment Cancellation Warrant and (ii) the Commercial Spend Warrant in respect of the Vested Commercial Spend Warrant Units (the “First Closing”) shall take place by remote communications and by the exchange of signatures by electronic transmission (including DocuSign) or, if or to the extent such an exchange is not practicable, at a closing to be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, on the fifth Business Day after the Execution Date, or at such other place and date (or by means of remote communication) as the Parties may agree in writing (the actual date of the First Closing, the “First Closing Date”).

(b) Deliveries of Walmart. At the First Closing, Walmart shall deliver or cause to be delivered to Warehouse Technologies: (i) the sum of the Recoupment Warrant Aggregate Exercise Price and the Commercial Spend Initial Exercise Price, by wire transfer of immediately available funds to an account designated by Warehouse Technologies no later than one Business Day prior to the First Closing; and (ii) a duly executed joinder to the A&R Company LLC Agreement in the form set forth hereto as Exhibit C, which shall include Walmart’s notice address for purposes of the A&R Company LLC Agreement and which shall be deemed to evidence Walmart’s agreement to be bound by the A&R Company LLC Agreement and the accuracy of Walmart’s representations and warranties set forth in Section 3.2 of the A&R Company LLC Agreement as of the First Closing Date.

(c) Deliveries of Warehouse Technologies. At the First Closing, following the receipt of the Recoupment Warrant Aggregate Exercise Price and the Commercial Spend Initial Exercise Price, Warehouse Technologies shall deliver or cause to be delivered to Walmart an amendment to Exhibit A of the A&R Company LLC Agreement, evidencing the issuance of the Recoupment Cancellation Warrant Units and the Vested Commercial Spend Warrant Units (collectively, the “Initial Acquired Units”) and admission of Walmart as a member of Warehouse Technologies.

Section 1.6. Second Closing.

(a) The closing of the (i) exercise of the Commercial Spend Warrant in respect of the Remaining Commercial Spend Warrant Units and (ii) the issuance of Warrant No. 3 (the “Second Closing”) shall take place by remote communications and by the exchange of signatures by electronic transmission (including DocuSign) or, if or to the extent such an exchange is not practicable, at a closing to be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, within five Business Days of the date of the execution and delivery of the A&R MAA, or at such other place and date (or by means of remote communication) as the Parties may agree in writing (the actual date of the Second Closing, the “Second Closing Date”).

(b) Deliveries of Walmart. At the Second Closing, Walmart shall deliver or cause to be delivered to Warehouse Technologies: (i) the Commercial Spend Remaining Exercise Price, by wire transfer of immediately available funds to an account designated by Warehouse Technologies no later than one Business Day prior to Closing, and (ii) a duly executed counterpart by Walmart of Warrant No. 3.

(c) Deliveries of Warehouse Technologies. At the Second Closing, Warehouse Technologies shall deliver or cause to be delivered to Walmart: (i) an amendment to Exhibit A of the A&R Company LLC Agreement, evidencing the issuance of the Remaining Commercial Spend Warrant Units (together with the Initial Acquired Units, the “Acquired Units”), and (ii) a duly executed counterpart by Warehouse Technologies of Warrant No. 3.

Article II.

REPRESENTATIONS AND WARRANTIES OF WAREHOUSE TECHNOLOGIES

Except as disclosed in the corresponding sections of the confidential document identified as the Disclosure Schedule, dated as of the date hereof, delivered by Warehouse Technologies to Walmart prior to or contemporaneously with the execution and delivery of this Agreement (the “Disclosure Schedule”) (it being agreed, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be a disclosure with respect to or responsive to such other provision of this agreement), Warehouse Technologies hereby represents and warrants to Walmart as of the Execution Date as follows:

Section 2.1. Organization and Power. Warehouse Technologies is a limited liability company, duly formed and validly existing in good standing under the laws of New Hampshire. Each Subsidiary of Warehouse Technologies is a duly organized business entity validly existing under the laws of its jurisdiction of organization, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Warehouse Technologies and its Subsidiaries (taken as a whole). Warehouse Technologies and its Subsidiaries are duly qualified to do business and, to the extent such concept is applicable, is in good standing in those jurisdictions where the conduct or nature of its business makes such qualification necessary, except for those jurisdictions in which the failure by Warehouse Technologies to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Warehouse Technologies and its Subsidiaries (taken as a whole). Warehouse Technologies has the limited liability company power and authority to execute and deliver this Agreement and Warrant No. 3 and to carry out the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

Section 2.2. Authorization and Binding Effect. The execution and delivery of this Agreement, the performance by Warehouse Technologies of its obligations hereunder and the consummation of the transactions contemplated hereby in accordance with the terms hereof have been duly authorized by all requisite action on the part of Warehouse Technologies. Upon execution of the A&R MAA and issuance of Warrant No. 3, the execution and delivery of Warrant No. 3, the performance by Warehouse Technologies of its obligations thereunder and the consummation of the transactions contemplated thereby in accordance with the terms thereof will be duly authorized by all requisite action on the part of Warehouse Technologies. This Agreement and Warrant No. 3 have been or will be duly executed and delivered by Warehouse Technologies and, assuming due execution and delivery by Walmart, constitute or will constitute the legal, valid and binding obligations of Warehouse Technologies, enforceable against Warehouse Technologies in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

Section 2.3. Capitalization.

(a) All of the issued and outstanding Units have been duly authorized and validly issued. The Acquired Units, Warrant No. 3 and the Class A Units issuable thereunder, when issued, will be duly authorized and validly issued and free and clear of all Liens, other than those restrictions under applicable federal and state securities Laws, as set forth in the A&R Company LLC Agreement or Warrant No. 3 or caused by Walmart or any of its Affiliates. The Class A Units issuable upon the conversion of Warrant No. 3 will be, upon issuance of Warrant No. 3, duly reserved for issuance in conformity with the terms of Warrant No. 3. No Person has any preemptive rights with respect to the issuance of any Units other than as set forth in the A&R Company LLC Agreement. All of the outstanding Units as of the Execution Date are set forth in Section 2.3(a)(i) of the Disclosure Schedule. All of the Units under the 2012 Incentive Plan that are issued and outstanding as of the date hereof are separately identified in Section 2.3(a)(i) of the Disclosure Schedule. Except as set forth in the A&R Company LLC Agreement, the 2012 Incentive Plan or Section 2.3(a)(ii) of the Disclosure Schedule, Warehouse Technologies is not obligated to repurchase any Units held by any Person.

(b) Section 2.3(b) of the Disclosure Schedule sets forth (i) the name of each Subsidiary of Warehouse Technologies and (ii) the ownership interest of Warehouse Technologies and each other Person or Persons in each such Subsidiary.

(c) There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Warehouse Technologies of any Units, Warehouse Technologies is not a party or subject to any agreement or understanding, and, to the knowledge of Warehouse Technologies, there is no agreement or understanding between any Persons, with respect to the voting or giving of written consents with respect to any Units or by a manager of Warehouse Technologies with respect to matters to be voted on by the Board, or which grants any party rights of first refusal, co-sale or tag-along rights, drag-along rights or similar rights with respect to any Units and Warehouse Technologies has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

Section 2.4. No Conflict. Neither the execution and delivery by Warehouse Technologies of this Agreement and Warrant No. 3, nor the consummation by Warehouse Technologies of the transactions contemplated hereby and thereby in accordance with the terms hereof or thereof, violates, conflicts with or results in a breach of, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under (a) any provision of the certificate of formation of Warehouse Technologies or the A&R Company LLC Agreement, (b) any of the terms, conditions or provisions of any material Contract to which Warehouse Technologies is a party, or by which Warehouse Technologies or any of its properties is bound or (c) assuming the accuracy of the representations and warranties of Walmart in Article III, any term or provision of any Law or Order applicable to Warehouse Technologies, except, in the case of clauses (b) and (c), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Warehouse Technologies and its Subsidiaries (taken as a whole).

Section 2.5. Consents and Approvals; Valid Issuance of Class A Units and Warrant No. 3. The execution, delivery and performance by Warehouse Technologies of this Agreement and Warrant No. 3 does not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Warehouse Technologies and its Subsidiaries (taken as a whole). Assuming the accuracy of the representations of Walmart in Article III, the Acquired Units, Warrant No. 3 and the Class A Units issuable thereunder will be issued in compliance with all applicable federal and state securities laws.

Section 2.6. Brokers and Finders. No Person acting on behalf or under the authority of Warehouse Technologies is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with the transactions contemplated hereby.

Section 2.7. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by Warehouse Technologies in this Article II or in Warrant No. 3, neither Warehouse Technologies nor any other Person makes any express or implied representation or warranty regarding Warehouse Technologies or any of its Subsidiaries or any of its or their respective businesses (including, for the avoidance of doubt, the Business), operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, and Warehouse Technologies expressly disclaims any other representations or warranties and Walmart acknowledges and agrees that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of Walmart or any of its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Warehouse Technologies or any of its Subsidiaries or any of its or their respective businesses (including, for the avoidance of doubt, the Business), operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, other than the express written representations and warranties expressly set forth in this Article II; provided, however, that notwithstanding the foregoing provisions of this Section 2.7, nothing in this Section 2.7 shall limit Walmart’s remedies with respect to claims of intentional fraud or intentional or willful misrepresentation of material facts that constitute common law fraud in connection with, arising out of or otherwise related to the express written representations and warranties made by Warehouse Technologies in this Article II.

Article III.

REPRESENTATIONS AND WARRANTIES OF WALMART

Walmart hereby represents and warrants to Warehouse Technologies as of the Execution Date as follows:

Section 3.1. Organization and Power. Walmart is a corporation, duly formed and validly existing in good standing under the laws of Delaware. Walmart has the power and authority to execute and deliver this Agreement and Warrant No. 3 and to carry out the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

Section 3.2. Authorization and Binding Effect. The execution and delivery of this Agreement and Warrant No. 3, the performance by Walmart of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof have been duly authorized by all requisite action on the part of Walmart. This Agreement and Warrant No. 3 have been or will be duly executed and delivered by Walmart and, assuming due execution and delivery by Warehouse Technologies, constitute or will constitute the legal, valid and binding obligations of Walmart, enforceable against Walmart in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

Section 3.3. No Conflict. Neither the execution and delivery by Walmart of this Agreement and Warrant No. 3, nor the consummation by Walmart of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, violates, conflicts with or results in a breach of, or constitutes a default (or event which, with notice or lapse of time or both, would constitute a default) under (a) any provision of the organizational documents of Walmart, (b) any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, lease or other Contract to which Walmart is a party, or by which Walmart or any of its properties is bound or (c) any term or provision of any Law or Order applicable to Walmart except, in the case of clauses (b) and (c), as would not reasonably be expected to be, individually or in the aggregate, material to Walmart and its Subsidiaries (taken as a whole).

Section 3.4. Consents and Approvals. The execution, delivery and performance of this Agreement and Warrant No. 3 by Walmart does not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority. The execution, delivery and performance of this Agreement and Warrant No. 3 by Walmart does not require any third-party consents, approvals, authorizations or actions under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, lease, contract or other agreement to which Walmart is a party or by which Walmart or any of its properties is bound.

Section 3.5. Brokers and Finders. No Person acting on behalf or under the authority of Walmart is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with the transactions contemplated hereby.

Section 3.6. Investment Representations.

(a) Walmart is acquiring the Acquired Units and Warrant No. 3 (including the Class A Units issuable thereunder) solely for investment, for its account or accounts and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are (i) explicitly permitted or contemplated under the terms of the A&R Company LLC Agreement or Warrant No. 3, as applicable, and (ii) effected in compliance with the Securities Act, the rules and regulations of the SEC promulgated thereunder and all applicable state securities and “blue sky” laws.

(b) Walmart’s financial situation is such that it can afford to bear the economic risk of holding the Acquired Units and Warrant No. 3 (including the Class A Units issuable thereunder) for an indefinite period of time and can afford to suffer a complete loss of its investment in Warehouse Technologies.

(c) Walmart’s knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of the Acquired Units and Warrant No. 3 (including the Class A Units issuable thereunder).

(d) Walmart is an “accredited investor” (within the meaning of SEC Rule 501(a) of Regulation D promulgated under the Securities Act). Walmart acknowledges the Acquired Units and Warrant No. 3 may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under applicable securities Law, except pursuant to an applicable exemption therefrom, without compliance with any other applicable Law, and in compliance with the terms and conditions set forth in the A&R Company LLC Agreement and Warrant No. 3, as applicable, which Walmart acknowledges includes certain limitations with respect to the Acquired Units and Warrant No. 3 (including the Class A Units issuable thereunder).

(e) Walmart acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of Warehouse Technologies concerning the terms and conditions of the transactions contemplated hereby, the Acquired Units and Warrant No. 3 (including the Class A Units issuable thereunder) and the merits and risks of investing in the Acquired Units and Warrant No. 3 (including the Class A Units issuable thereunder), and any such questions have been answered to Walmart’s reasonable satisfaction; (ii) access to information about Warehouse Technologies and its Subsidiaries and its and their financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that Warehouse Technologies possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to Walmart’s reasonable satisfaction; and (iv) the opportunity to ask questions of management of Warehouse Technologies and any such questions have been answered to Walmart’s reasonable satisfaction. Walmart has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Acquired Units and Warrant No. 3 (including the Class A Units issuable thereunder).

Section 3.7. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by Walmart in this Article III or Warrant No. 3, neither Walmart nor any other Person makes any express or implied representation or warranty regarding Walmart or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, and Walmart expressly disclaims any other representations or warranties and Warehouse Technologies acknowledges and agrees that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of Warehouse Technologies or any of its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Walmart or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, other than the express written representations and warranties expressly set forth in this Article III or Warrant No. 3; provided, however, that notwithstanding the foregoing provisions of this Section 3.7, nothing in this Section 3.7 shall limit Warehouse Technologies’ remedies with respect to claims of intentional fraud or intentional or willful misrepresentation of material facts that constitute common law fraud in connection with, arising out of or otherwise related to the express written representations and warranties made by Walmart in this Article III.

Article IV.

SPAC TRANSACTION

Section 4.1. PIPE Commitment. Contemporaneously with the execution of this Agreement, Walmart has subscribed for $150,000,000 in publicly traded common shares of the SPAC Buyer (“PIPE Shares”) in a “private investment in public equity” transaction (“PIPE Transaction”) in connection with the Contemplated Transaction.

Section 4.2. Support of Contemplated Transaction.

(a) Walmart irrevocably agrees that it has been represented by legal counsel during the negotiation and execution of this Agreement, including this Section 4.2, and shall, subject to Section 4.2(b), in connection with the Contemplated Transaction:

(i) vote (or execute and return an action by written consent), or cause to be voted at any special meeting of members of Warehouse Technologies, or validly execute and return and cause such consent to be granted with respect to, all Acquired Units in favor of any proposals related to the Contemplated Transaction, including with respect to any internal reorganization of Warehouse Technologies in connection therewith, that are presented to members of Warehouse Technologies;

(ii) if a special meeting of members of Warehouse Technologies is held, appear at such special meeting or otherwise cause the Acquired Units to be counted as present thereat for the purpose of establishing a quorum; and

(iii) waive all appraisal or dissenters’ rights that Walmart may have with respect to the Contemplated Transaction, including with respect to any internal reorganization of Warehouse Technologies in connection therewith.

(b) This Section 4.2 shall automatically terminate, without any notice or other action by any Person, and be void ab initio upon the earlier of (i) the effective time of the Contemplated Transaction and (ii) the termination in accordance with its terms of the Agreement and Plan of Merger entered into in connection with the Contemplated Transaction.

Section 4.3. Acknowledgement. Walmart acknowledges and agrees that the SPAC Notice constituted sufficient notice of the Contemplated Transaction under all applicable provisions of the MAA, the First Subscription Agreement, the Side Letters, the A&R MAA and any other agreement or understanding between Walmart and its Affiliates, on the one hand, and Warehouse Technologies and its Affiliates, on the other hand, and waives all further notice requirements in connection with Warehouse Technologies’ potential entry into the Contemplated Transaction, any associated “PIPE” transaction (including the PIPE Transaction) or internal reorganizations in connection with the Contemplated Transaction.

Section 4.4. Lock-Up. If Symbotic enters into a SPAC Transaction, Walmart agrees that it shall not, without the prior written consent of Warehouse Technologies or, after the SPAC Closing, the SPAC, Transfer any Acquired Units, PIPE Shares or any other equity interests in Warehouse Technologies or Symbotic that is beneficially owned by Walmart (the “Covered Interests”) until the earlier of (a) 180 days after the date of the SPAC Closing and (b) the date on which the SPAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the SPAC’s stockholders having the right to exchange their shares of publicly traded SPAC common stock for cash, securities or other property; provided that Walmart may Transfer the Covered Interests to an Affiliate thereof, subject to such Affiliate entering into a written agreement agreeing to be bound by the restrictions described in this Section 4.4.

Section 4.5. Registration Rights. In connection with the SPAC Transaction, Walmart shall execute a joinder or counterpart, in form and substance reasonably determined by Warehouse Technologies, to any registration rights agreement between Warehouse Technologies, the SPAC and/or the SPAC’s sponsor, and shall have customary demand, “piggy-back” and shelf registration rights consistent with Warehouse Technologies’ other equity holders with comparable equity holdings.

Article V.

ADDITIONAL COVENANTS

Section 5.1. Publicity; Confidentiality. Section 19.11 of the A&R MAA is hereby incorporated herein mutatis mutandis and shall apply to any public announcements or communications by Warehouse Technologies or the SPAC Buyer with respect to this Agreement; provided, that Warehouse Technologies shall be permitted to disclose the existence of this Agreement and the material terms hereof to any prospective investors in a “PIPE” transaction (including the PIPE Transaction) in connection with Warehouse Technologies’ entry into SPAC Transaction; provided, further, that Warehouse Technologies (and Representatives thereof) and the SPAC Buyer may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are not inconsistent in tone and substance with previous public statements, disclosures or communications made by the Parties or to the extent that they have been reviewed and previously approved by both the Parties. For the avoidance of doubt, the terms of this Agreement and all confidential discussions and information relating hereto and thereto shall be treated as “Confidential Information” under the MAA and shall be governed by Article XIII thereof.

Section 5.2. Standstill.

(a) During the period from and after the date hereof until the earlier of (I) the fourth anniversary of the Execution Date and (II) the later of (x) the date on which Walmart owns less than 5% of the fully diluted equity interests of Warehouse Technologies or, after the SPAC Closing, of the SPAC and (y) the date that is six months after Walmart no longer has the right to designate such a Board Observer pursuant to Section 5.3 (the “Standstill Period”), without the prior written consent of the Board or, after the SPAC Closing, the board of directors of the SPAC, Walmart shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with any other Person:

(i) except with respect to the exercise of (x) the remaining portion of the Commercial Spend Warrant for the Remaining Commercial Spend Warrant Units and (y) Warrant No. 3, and subject to the conditions set forth therein, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities, derivatives or direct or indirect rights to acquire any voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC, or any subsidiary thereof, other than the Acquired Units;

(ii) deposit any voting securities of the Warehouse Technologies or, after the SPAC Closing, the SPAC, into a voting trust or subject any voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC, to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect;

(iii) initiate or propose, other than pursuant to Section 5.2(d), (x) any merger, consolidation, business combination, tender or exchange offer, purchase of Warehouse Technologies’ or, after the SPAC Closing, the SPAC’s, assets or businesses, or similar transaction involving Warehouse Technologies or the SPAC or (y) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to Warehouse Technologies or the SPAC;

(iv) directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person in respect of Warehouse Technologies’ or, after the SPAC Closing, the SPAC’s, assets or businesses;

(v) initiate, propose or in any way participate in, directly or indirectly, any shareholder proposal or make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC;

(vi) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC, or any of the foregoing activities;

(vii) call or seek to call any special meeting of unitholders of Warehouse Technologies or, after the SPAC Closing, shareholders of the SPAC;

(viii) propose, or agree to, or enter into any discussions, negotiations or arrangements with, or provide any confidential information to, any third party with respect to any of the foregoing; or

(ix) assist, advise or encourage any Person with respect to, or seek to do, any of the foregoing.

(b) Notwithstanding Section 5.2(a), Walmart and its Affiliates may (i) own (and may acquire shares or other ownership interests in) any mutual fund or similar entity that owns the securities of Warehouse Technologies or, after the SPAC Closing, the SPAC; provided that Walmart and its Affiliates own, in the aggregate, less than 5% of such mutual fund or similar entity and do not exercise control over the management or policies of such entity; (ii) acquire voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC directly from any members of the Cohen Group; and (iii) after the SPAC Closing, purchase or acquire additional voting securities in the SPAC, in the open market or otherwise, solely to the extent any such purchase or acquisition would not cause Walmart’s and its Affiliates’ fully diluted equity interests in the SPAC (not including any voting securities acquired directly from members of the Cohen Group after the Execution Date) to exceed 13.1%; provided that if Walmart has not sold any voting securities of in Warehouse Technologies or, after the SPAC Closing, the SPAC, from the Execution Date until the third anniversary of the Execution Date, then such figure shall be 15.0% following the third anniversary of the Execution Date. Notwithstanding anything to the contrary, nothing shall prohibit Walmart or its Affiliates from accepting, receiving or holding any equity securities issued to Walmart or its Affiliates as consideration for its or their equity securities in Warehouse Technologies in connection with the Contemplated Transaction, including any earnout or other payments made after the SPAC Closing to the holders of equity interests in Warehouse Technologies at the time of the SPAC Closing. The provisions set forth in this Section 5.2 shall not prohibit passive investments by a pension or employee benefit plan or trust for Walmart’s or its Affiliates’ employees so long as such investments are directed by independent trustees, administrators or employees to whom no confidential information of Warehouse Technologies, Symbotic or the SPAC has been disclosed.

(c) Notwithstanding anything to the contrary herein, the Standstill Period shall terminate automatically upon:

(i) the expiration of the Exclusivity Period, (i) pursuant to and as defined in the current MAA, and (ii) upon execution of the A&R MAA, pursuant to and as defined in the A&R MAA;

(ii) a Change of Control of Warehouse Technologies or, after the SPAC Closing, a Change of Control of the SPAC;

(iii) any “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Exchange Act (other than Walmart or one or more of its Affiliates or any group that includes Walmart or one or more of its Affiliates) commencing a tender or exchange offer that, if consummated, would make such person or group (or any of its or their Affiliates) the Beneficial Owner of 50% or more of the total voting power of all outstanding voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC, or any rights or options to acquire such ownership, including from a third party, and the Board, or after the SPAC Closing, the board of directors of the SPAC recommends in favor of such offer or fails to recommend that Warehouse Technology’s unitholders or the SPAC’s shareholders, as applicable, reject such offer within 10 Business Days after its commencement;

(iv) Warehouse Technologies or, after the SPAC Closing, the SPAC (A) entering into or publicly announcing its intention to enter into a definitive agreement with a third party to effectuate a business combination or any transaction which will result in the acquisition, directly or indirectly, by any person or group of Beneficial Ownership of at least 50% of Warehouse Technologies’ or, after the SPAC Closing, the SPAC’s outstanding equity securities, or (B) announcing (including through an agent or representative) Warehouse Technologies’ or, after the SPAC Closing, the SPAC’s or their respective board of directors’ or board of managers’ approval or recommendation of any such business combination.

The expiration or termination of the Standstill Period will not terminate or otherwise affect any of the other provisions of this Agreement.

(d) Walmart agrees not to request or otherwise publicly disclose that Warehouse Technologies or, after the SPAC Closing, the SPAC, amend or waive any provision of this Section 5.2 other than by means of a confidential communication to Warehouse Technologies’ or the SPAC’s Chief Executive Officer and/or its board of managers or board of directors, as applicable (including, without limitation, a confidential proposal to acquire Warehouse Technologies or, after the SPAC Closing, the SPAC); provided, that the fact that Walmart is making such a proposal or the terms thereof would not reasonably be expected to require Warehouse Technologies or, after the SPAC Closing, the SPAC to make any public disclosure with respect to such proposal.

Section 5.3. Observation Right.

(a) If a SPAC Transaction is consummated, from during the period following the SPAC Closing and for so long as Walmart and its Affiliates hold and continue to hold (i) at least an aggregate of 42,902,037 shares of common stock or equity interests convertible or exchangeable into shares of common stock of the SPAC (which number shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like change or transaction with respect) and (2) as an additional condition after the expiration of the Build Out Phase (as defined in the MAA or, upon execution of the A&R MAA, the A&R MAA, or any successor agreement thereto), at least 5.0% of the fully-diluted equity interest in the SPAC, Walmart shall have the right to designate a Walmart employee who is a Senior Vice President or above and who is reasonably acceptable to Warehouse Technologies as a representative (the “Board Observer”) to attend all meetings of the board of directors of the SPAC in a nonvoting observer capacity. The Board Observer shall be given notice of all meetings of the board of directors of the SPAC and any committees thereof, and shall be provided a copy of all information (the “Board Materials”) distributed to the members of the board of directors of the SPAC or such committee, in each case, in substantially the same manner and at substantially the same time as notice and such information is sent to the members of the board of directors of the SPAC or such committee, as applicable; provided, however, that Walmart agrees, and shall procure, that such Board Observer enters into a mutually acceptable customary confidentiality agreement with the SPAC with respect to all Board Materials and other information so provided. The SPAC shall not be obligated to provide such Board Observer with access to any Board Materials or other information or permit the attendance of any meeting of the board of directors or any committee of the board if providing or permitting the same would (a) be inconsistent with the directors’ fiduciary duties to the SPAC, (b) involve either attorney-client privileged information or matters constituting a conflict of interest with respect to the SPAC and/or one or more of its Affiliates, on the one hand, and Walmart and/or one or more of its Affiliates, on the other hand or (c) involve any information that the SPAC determines, in its reasonable discretion, is competitively or commercially sensitive or could be used to the SPAC’s commercial or strategic disadvantage.

(b) If, after the Execution Date and prior to the consummation of a SPAC Transaction, the size of the Board is expanded to more than one manager and holds regular meetings, Walmart shall be permitted to designate a Board Observer to the Board with such rights and subject to such conditions as set forth in Section 5.3(a), mutatis mutandis.

Section 5.4. Information Rights.

(a) After the Execution Date and until the earlier of (x) the SPAC Closing or the consummation of any other Public Offering or (y) the date on which Walmart and its Affiliates no longer own any equity interests of Warehouse Technologies, Warehouse Technologies shall provide, no later than 15 days following the date on which such financial statements are made available to the Board, (i) the quarterly, unaudited consolidated balance sheet and the related statements of operations and statements of cash flows for Warehouse Technologies and its Subsidiaries and (ii) the audited annual consolidated balance sheet and the related statements of operations and statements of cash flows for Warehouse Technologies and its Subsidiaries, in each case, prepared in accordance with GAAP; provided that Warehouse Technologies makes no representation or warranty with respect to any financial statements delivered pursuant to this Section 5.4(a).

(b) After the Execution Date and until the date on which Walmart and its Affiliates no longer own any equity interests of Warehouse Technologies, within 30 days after the end of each fiscal year of Warehouse Technologies, and within the 30 days of any material change to such any information contained therein, Warehouse Technologies shall provide Walmart (i) a schedule of all outstanding Units of the Company as of such date, along with the holders thereof, (ii) an organizational chart of Warehouse Technologies and its Subsidiaries, and (iii) such information relating to the organization or corporate affairs of Warehouse Technologies and, after the SPAC Closing, the applicable SPAC, as may be reasonably necessary to allow Walmart to comply with applicable Law.

Section 5.5. Securities Filings.

(a) Following the SPAC Closing, Walmart shall make all requisite filings under Section 13 and Section 16 of the Exchange Act with respect to its ownership in the SPAC or Warehouse Technologies in accordance with applicable Law. Subject to applicable Law, Walmart shall provide Warehouse Technologies with a reasonable opportunity to review, and give due consideration to any comments from Warehouse Technologies on, any such filings (and any amendments thereto).

(b) After the Execution Date, Walmart shall provide Warehouse Technologies and/or the SPAC any information or access reasonably requested by Warehouse Technologies and/or the SPAC to enable the SPAC to make any filings required or advisable with the SEC, including any beneficial ownership information that may be required to be disclosed in the SPAC’s registration statement or proxy statement with respect to the SPAC Transaction.

Section 5.6. Expenses. Each Party shall bear all fees, costs and expenses incurred by it in connection with the preparation, negotiation and execution of this Agreement and Warrant No. 3 and the transactions contemplated hereby and thereby.

Section 5.7. Further Assurances. The Parties shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

Article VI.

GENERAL PROVISIONS

Section 6.1. Survival. The Parties, intending to modify applicable statutes of limitation, hereby acknowledge and agree that, except for Article IV, Article V, this Article VI, Exhibit A, the provisions that substantively define any related defined terms not substantively defined in Exhibit A, the representations set forth in Section 2.7 and Section 3.7 and those other covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Closing (which other covenants and agreements shall survive the Closing for the period provided in such covenants and agreements, if any, or until fully performed, otherwise satisfied or waived), all representations, warranties, covenants and agreements in this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties, covenants and agreements, shall not survive the Closing.

Section 6.2. Notices. Any notice, consent, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person (as designated by such Person to receive any such notice or, in the absence of such designation, any officer of such Person) to whom the same is directed, (b) sent by nationally recognized overnight courier service (with tracking capability) or (c) via email at the following addresses; provided, that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 6.2:

(a)	If to Walmart, to:

702 Southwest 8th Street

Bentonville, AR 72716

Attention:     Michael Guptan, SVP, Corporate Development

Email:           michael.guptan@walmart.com

with a copy (which shall not constitute notice) to:

VP, Chief Counsel Supply Chain

601 N. Walton Blvd.

Bentonville, AR 72716-0710

Attention:     William Silcott (or the email of the then-current VP, Chief Counsel Supply Chain)

Email:           William.Silcott@walmartlegal.com

with a copy (which shall not constitute notice) to:

702 Southwest 8th Street

Bentonville, AR 72716

Attention:     Legal Department

Email:           transactionnotices@walmartlegal.com

(b)	If to Warehouse Technologies, to:

c/o Symbotic

200 Research Drive

Wilmington, Massachusetts 01887

Attention:     Corey Dufresne

Email:           cdufresne@symbotic.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:   George J. Sampas

                    Matthew B. Goodman

Email:          sampasg@sullcrom.com

                    goodmanm@sullcrom.com

Section 6.3. Interpretation.

(a) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(b) Unless otherwise specified in this Agreement or the context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) any reference to the masculine, feminine or neuter gender includes all genders, the plural includes the singular, and the singular includes the plural; (iii) all Preamble, Recital, Article, Section, clause, Exhibit and Schedule references used in this Agreement are to the preamble, recitals, articles, sections, clauses, exhibits and schedules to this Agreement; (iv) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (v) the word “or” is inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like; (vi) the term “date hereof” means the date first written above; (vii) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (viii)(A) any reference to “days” means calendar days unless Business Days are expressly specified and (B) any reference to “months” or “years” means calendar months or calendar years, respectively, in each case unless otherwise expressly specified; (ix) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase does not mean simply “if”; and (x) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP.

(c) Unless otherwise specified in this Agreement, any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.

(d) Unless otherwise specified in this Agreement or the context otherwise requires, all references to any (i) statute in this Agreement include the rules and regulations promulgated thereunder and all applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority, and (ii) Law in this Agreement shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the applicable date or during the applicable period of time.

(e) Unless otherwise specified in this Agreement, all references in this Agreement to (i) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference, and (ii) this Agreement mean this Agreement as amended or otherwise modified from time to time in accordance with Section 6.4.

(f) With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

(g) All capitalized terms in this Agreement (including the Exhibits and Schedules hereto) have the meanings set forth in Exhibit A, except as otherwise specifically provided herein. Each of the other capitalized terms used in this Agreement has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

(h) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

Section 6.4. Amendments. This Agreement may not be amended or modified, nor may compliance with any covenant set forth herein be waived, except by a writing duly and validly executed by Warehouse Technologies and Walmart, or in the case of a waiver, the party waiving compliance.

Section 6.5. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 6.6. Third Party Beneficiaries. Other than the provisions set forth in Section 6.10 with respect to Company Related Parties, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns any rights, remedies, or liabilities under or by reason of this Agreement.

Section 6.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Party and any attempted or purported assignment or delegation in violation of this Section 6.7 shall be null and void; provided that Walmart may assign any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, to any of its Affiliates (provided that Walmart will remain liable for all of its rights and obligations under this Agreement, and provided, further, that such assignee Affiliate shall assign this Agreement back to Walmart at any future date that such assignee is no longer an Affiliate of Walmart).

Section 6.8. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the state of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that it: (i) shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 6.8(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party acknowledges and agrees that, except as expressly stated otherwise in Warrant No. 3, any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated hereby by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 6.8(c).

Section 6.9. Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 6.8(b), in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, except to the extent consistent with the provisions set forth in Section 6.8.

Section 6.10. Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, except to the extent expressly set forth in the A&R Company LLC Agreement relating to matters occurring after the Closing, no Company Related Party shall have any liability (whether at law, in equity, in contract, in tort or otherwise) to Walmart or Warehouse Technologies, any of their respective Affiliates or any of their other respective Representatives for any obligations or liabilities under this Agreement or for any claim based on, in connection with, in respect of, or by reason of, this Agreement or the transactions contemplated hereby and thereby, including in connection with any oral representations made or alleged to be made in connection herewith or therewith or in connection with any document or theory (whether at law, in equity, in contract, in tort or otherwise). Notwithstanding anything contained in this Agreement to the contrary, this Section 6.10 shall be for the benefit of, and shall be directly enforceable by, each of the Company Related Parties. Nothing in this Section 6.10, however, shall limit the obligations of any Person agreed to or provided for under any other agreement entered into in connection with the transactions contemplated hereby.

Section 6.11. Entire Agreement. This Agreement (including the exhibits, schedules, documents and instruments referred to herein), together with Warrant No. 3 and subject to the conditions set forth therein, constitutes the entire agreement, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

Section 6.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Any signature page delivered electronically or by facsimile (including transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have or have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

WAREHOUSE TECHNOLOGIES LLC

By:	/s/ Richard B. Cohen
Name:	Richard B. Cohen
Title:	President

WALMART INC.

By:	/s/ Michael Guptan
Name:	Michael Guptan
Title:	SVP, Corporate Development

[Signature Page to Investment and Subscription Agreement]

Exhibit A

Definitions

For purposes of this Agreement:

(a) “2012 Incentive Plan” means the 2012 Incentive Units Plan of Warehouse Technologies, including the awards thereunder and agreements related thereto;

(b) “A&R Company LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of Warehouse Technologies, effective as of April 30, 2021;

(c) “A&R MAA” has the meaning set forth in the Recitals;

(d) “Acquired Units” has the meaning set forth in Section 1.6(c);

(e) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise); provided, that, for the avoidance of doubt, Warehouse Technologies and its Representatives and Subsidiaries, on the one hand, shall not be deemed to be “Affiliates” of Walmart and its Representatives and Subsidiaries, on the other hand;

(f) “Agreement” has the meaning set forth in the Preamble;

(g) “Beneficial Owner” has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act;

(h) “Board” means the board of managers of Warehouse Technologies;

(i) “Board Materials” has the meaning set forth in Section 5.3;

(j) “Board Observer” has the meaning set forth in Section 5.3;

(k) “Business” means the business of Warehouse Technologies and its Subsidiaries as currently conducted;

(l) “Business Day” means any day other than a Saturday, a Sunday or another day on which national banking associations in the State of New York are closed;

(m) “Change of Control” means, with respect to Warehouse Technologies or, after the SPAC Closing, the SPAC, the occurrence of any of the following events:

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any (x) employee benefit plan of such person or member of such group and their respective subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) “person” or “group” who, on the Execution Date, is the Beneficial Owner of securities of Warehouse Technologies representing more than 50% of the combined voting power of Warehouse Technologies’ then outstanding voting securities, or (z) “person” or “group” who, on the date of the SPAC Closing, is the Beneficial Owner of securities of the SPAC representing more than 50% of the combined voting power of the SPAC’s then outstanding voting securities, or, with respect to clause (y) or (z), their permitted transferees pursuant to the A&R Company LLC Agreement or any amendment or restatement thereof, as applicable), becomes the Beneficial Owner, directly or indirectly, of Units or, after the SPAC Closing, shares of common stock, preferred stock and/or any other class or classes of capital stock of the SPAC (if any), representing in the aggregate more than 50% of the voting power of all of the outstanding Units or, after the SPAC Closing, shares of capital stock of the SPAC entitled to vote;

(ii) the members of Warehouse Technologies or, after the SPAC Closing, stockholders of the SPAC approve a plan of complete liquidation or dissolution of Warehouse Technologies or, after the SPAC Closing, the SPAC, or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by Warehouse Technologies or, after the SPAC Closing, the SPAC, of all or substantially all of Warehouse Technologies’ or the SPAC’s (as applicable) assets; or

(iii) there is consummated a merger or consolidation of Warehouse Technologies or, after the SPAC Closing, the SPAC, or similar transaction with any other Person, and immediately after the consummation of such merger, consolidation or similar transaction, the voting securities of Warehouse Technologies or, after the SPAC Closing, the SPAC, immediately prior to such merger, consolidation or similar transaction do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger, consolidation or similar transaction or, if the surviving company is a Subsidiary, the ultimate parent thereof;

provided, however, that, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the Beneficial Owners of the Units or, after the SPAC Closing, the common stock, preferred stock and/or any other class or classes of capital stock of the SPAC immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Warehouse Technologies or, after the SPAC Closing, the SPAC immediately following such transaction or series of transactions; provided, further, that for the avoidance of doubt, the Contemplated Transaction shall not constitute a Change of Control of Warehouse Technologies;

(n) “Chosen Court” means the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided, that if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware;

(o) “Class A Units” means the Class A Units of Warehouse Technologies as defined in the A&R Company LLC Agreement;

(p) “Cohen Group” has the meaning set forth in the MAA;

(q) “Commercial Spend Initial Exercise Price” has the meaning set forth in Section 1.2(b);

(r) “Commercial Spend Remaining Exercise Price” has the meaning set forth in Section 1.3(b);

(s) “Commercial Spend Warrant” has the meaning set forth in the Recitals;

(t) “Commercial Spend Warrant Units” has the meaning set forth in Section 1.2(b);

(u) “Company Related Parties” means (other than Warehouse Technologies itself): (i) the former, current and future direct or indirect holders of any equity in, or financing sources, incorporators, managers, officers, employees, agents, attorneys, Affiliates, Representatives, successors or assignees of, Warehouse Technologies or any of its Affiliates; and (ii) any former, current and future direct or indirect holders of any equity or general or limited partnership or limited liability company interest in, or controlling persons, management companies, portfolio companies, financing sources, incorporators, managers, officers, employees, agents, attorneys, Affiliates, Representatives, members, managers, general or limited partners, equity holders, successors or assignees of, any of the Persons described in clause (i);

(v) “Contemplated Transaction” has the meaning set forth in the Recitals;

(w) “Contract” means any legally binding agreement, lease, license, contract, note, mortgage, indenture, arrangement or other similar obligation;

(x) “Covered Interests” has the meaning set forth in Section 4.4;

(y) “Disclosure Schedule” has the meaning set forth in Article II;

(z) “Exchange Act” means the Securities Exchange Act of 1934;

(aa) “Execution Date” has the meaning set forth in the Preamble;

(bb) “Existing Warrants” means the Commercial Spend Warrant and the Recoupment Cancellation Warrant.

(cc) “First Closing” has the meaning set forth in Section 1.5(a);

(dd) “First Closing Date” has the meaning set forth in Section 1.5(a);

(ee) “First Subscription Agreement” has the meaning set forth in the Recitals;

(ff) “GAAP” means United States generally accepted accounting principles, as consistently applied by Warehouse Technologies as of the date or period at issue and in accordance with past practice;

(gg) “Governmental Authority” means any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, in each case of competent jurisdiction;

(hh) “Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances and common law, and all rules, regulations, agency requirements, licenses and permits of any Governmental Authority;

(ii) “Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction;

(jj) “MAA” has the meaning set forth in the Recitals;

(kk) “New Warrant Issuance” has the meaning set forth in the Recitals;

(ll) “Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final);

(mm) “Parties” has the meaning set forth in the Preamble;

(nn) “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature;

(oo) “PIPE Shares” has the meaning set forth in Section 4.1;

(pp) “PIPE Transaction” has the meaning set forth in Section 4.1;

(qq) “Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation by a Governmental Authority, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise;

(rr) “Public Offering” means either: (a) the sale of equity securities of Warehouse Technologies in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; (b) the initial listing of Warehouse Technologies’ equity securities on a national securities exchange by an effective registration statement under the Securities Act; or (c) a SPAC Transaction;

(ss) “Recoupment Cancellation Warrant” has the meaning set forth in the Recitals;

(tt) “Recoupment Warrant Aggregate Exercise Price” has the meaning set forth in Section 1.1(b);

(uu) “Recoupment Warrant Units” has the meaning set forth in Section 1.1(b);

(vv) “Remaining Commercial Spend Warrant Units” has the meaning set forth in Section 1.3(b);

(ww) “Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such;

(xx) “SEC” means the U.S. Securities and Exchange Commission;

(yy) “Second Closing” has the meaning set forth in Section 1.6;

(zz) “Second Closing Date” has the meaning set forth in Section 1.6;

(aaa) “Securities Act” means the Securities Act of 1933;

(bbb) “Side Letters” means the Side Letter, dated as of January 29, 2019, by and between Walmart and C&S Wholesale Grocers, Inc. and the Side Letter, dated as of January 29, 2019, by and between Walmart and Richard B. Cohen;

(ccc) “SPAC” means a publicly-traded special purpose acquisition company or blank check company that has been formed for the purpose of effecting a SPAC Transaction, or any successor thereto following consummation of a SPAC Transaction;

(ddd) “SPAC Closing” means the consummation of the Contemplated Transaction;

(eee) “SPAC Notice” has the meaning set forth in the Recitals;

(fff) “SPAC Transaction” means a business combination transaction (whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) between Warehouse Technologies and a publicly-traded special purpose acquisition company or blank check company that has been formed for the purpose of effecting such a transaction or a subsidiary of such a special purpose acquisition company or blank check company;

(ggg) “Standstill Period” has the meaning set forth in Section 5.2(a);

(hhh) “Subscription Side Letter” means the Side Letter, dated April 30, 2021, between Warehouse Technologies and Walmart.

(iii) “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (i) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (ii) the equity or ownership interests of such other Person, in each case, is directly or indirectly owned or controlled by such first Person and/or by one or more of its Subsidiaries;

(jjj) “Symbotic” has the meaning set forth in the Recitals;

(kkk) “Transfer” means the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act) with respect to any of the Covered Interests (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Covered Interests, whether any such transaction is to be settled by delivery of such Covered Interests, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clauses (x) or (y);

(lll) “Units” has the meaning set forth in the A&R Company LLC Agreement;

(mmm) “Vested Commercial Spend Warrant Units” has the meaning set forth in Section 1.2(b);

(nnn) “Walmart” has the meaning set forth in the Preamble;

(ooo) “Warehouse Technologies” has the meaning set forth in the Preamble; and

(ppp) “Warrant No. 3” means the warrant in the form set forth as Exhibit B (i) entitling Walmart to subscribe for and purchase, acquire, accept and receive Class A Units from Warehouse Technologies and (ii) which will be exercisable pursuant to the terms and subject to the conditions set forth therein.

Exhibit B

Form of Warrant No. 3

[See attached]

[Exhibit B to Investment and Subscription Agreement]

FINAL FORM

CONFIDENTIAL

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE WITHIN THE UNITED STATES AND ACCORDINGLY MAY NOT BE, DIRECTLY OR INDIRECTLY, SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS WARRANT AND SUCH SECURITIES UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE WITHIN THE UNITED STATES OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE SECURITIES LAWS OF ANY STATE WITHIN THE UNITED STATES AND, IF REQUESTED BY THE COMPANY (OR ANY SUCCESSOR OR PERMITTED ASSIGNEE THEREOF), AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY LEGAL COUNSEL TO THE HOLDER OF SUCH SECURITIES.

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF ARE FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF THIS WARRANT, THE FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF WAREHOUSE TECHNOLOGIES LLC, DATED AS OF APRIL 30, 2021 (THE “LLC AGREEMENT”), BY AND AMONG THE COMPANY AND THE EQUITY HOLDERS THEREOF, AND THE INVESTMENT AND SUBSCRIPTION AGREEMENT, DATED December 12, 2021 (THE “SUBSCRIPTION AGREEMENT”), BY AND BETWEEN THE COMPANY AND WALMART INC. NO, DIRECT OR INDIRECT, SALE, OFFER FOR SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR OTHER DISPOSITION OR TRANSFER OF THIS WARRANT OR SUCH SECURITIES MAY BE EFFECTED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS WARRANT, THE LLC AGREEMENT AND THE SUBSCRIPTION AGREEMENT. A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER UPON WRITTEN REQUEST.

WAREHOUSE TECHNOLOGIES LLC

WARRANT TO PURCHASE CLASS A UNITS

Warrant No. 3	December [•], 2021 (the “Issue Date”)

Warehouse Technologies LLC, a New Hampshire limited liability company (including any successor or permitted assignee thereof, the “Company”), for value received, certifies and agrees (this warrant and any other warrants delivered in substitution or exchange herefor as provided herein, this “Warrant”) that Walmart Inc., a Delaware corporation (the “Holder”), is entitled, in accordance with the terms and subject to the conditions set forth herein, to purchase from the Company 258,972 (calculated in accordance with Exhibit C) duly authorized and validly issued Class A Units (subject to adjustment as provided in Section 4, the “Warrant Units”) at $614.34 per Warrant Unit (subject to adjustment as provided in Section 4, the “Exercise Price”). This Warrant has been issued pursuant to the terms of the Subscription Agreement.

1. Term. In accordance with the terms and subject to the conditions set forth herein, including, for the avoidance of doubt, Section 2.4, the Holder may exercise this Warrant for all or any other amount of Warrant Units that have vested pursuant to the third sentence of this Section 1 at any time or from time to time on or after the Vesting Date and prior to the Expiration Time (such period, the “Exercise Period”). Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase, acquire, accept or receive any Warrant Units at any time before or after the Exercise Period, and from and after the Expiration Time, this Warrant and all rights hereunder shall be void and of no value. All Warrant Units shall automatically vest without any action by the Company or the Holder upon the Installment Commencement Date of the Project for which the applicable Project SOW results in the aggregate number of Modules installed under the MAA equal to or more than ten (10.00) (the date on which such vesting occurs, the “Vesting Date”).

2. Exercise.

2.1 Optional Exercise. During the Exercise Period, the rights under this Warrant may be exercised by the Holder, in whole or in part, at the Holder’s election by:

(a) (i) surrendering this Warrant, (ii) delivering a duly executed Notice of Exercise in the form of Exhibit A (the “Notice of Exercise”) and (iii) delivering a duly executed joinder to the LLC Agreement (to the extent the Holder is not already a Member thereunder) or applicable successor agreement (if applicable), in each case, to the Company via delivery in accordance with Section 17; and

(b) making payment to the Company of the Aggregate Exercise Price by wire transfer of immediately available funds to an account designated in writing by the Company.

2.2 Exercise Date. Any exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business (a) in the case of voluntary exercise, on the day (x) on which the Notice of Exercise pursuant to Section 2.1 is deemed to be delivered pursuant to Section 17 or (y) if a later date is specified in the Notice of Exercise, such later date, and (b) in the case of automatic exercise pursuant to Section 8.1, immediately prior to, but conditioned on, consummation of the applicable Cash Transaction causing the automatic exercise to occur pursuant to Section 8.1 (such date, an “Exercise Date”). As of the Exercise Date, the Holder shall immediately become a holder of record of the applicable number of Warrant Units or, if applicable, once a determination of the Fair Market Value has been made.

2.3 New Warrant. As soon as practicable after an Exercise Date (and in any event within five Business Days thereafter), if such exercise is in part only, the Company, at its expense, shall cause to be issued in the name of, and delivered to, the Holder, or otherwise as the Holder may direct (subject to Section 14), a new Warrant substantially identical in form hereto for the purchase of a number of Warrant Units equal to the difference of the number of Warrant Units subject to this Warrant minus the number of Warrant Units that are the subject of such partial exercise.

2.4 MAA Capital Prepayment Failure. In the event that Walmart (a) does not exercise this Warrant in full by 5:00 p.m., New York City time, on the date that is the first anniversary of the Vesting Date and (b) fails to make the Capital Markup Prepayment properly invoiced by Symbotic LLC pursuant to Section 4.2(b) of Exhibit J (Pricing) of the MAA when due, then this Warrant and all rights hereunder shall be void and of no value.

3. Representations and Warranties.

3.1 Company. The Company represents, warrants, covenants and agrees that:

(a) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b) All Warrant Units issued upon the exercise of this Warrant shall, upon issuance, be free of all Liens, other than those restrictions under applicable federal and state securities Laws, as set forth in the Company’s then-applicable Organizational Documents or the Subscription Agreement or caused by the Holder or any of its Affiliates.

(c) The Company shall at all times during the Exercise Period have authorized, and reserved for issuance a sufficient number of units to provide for the exercise of the rights represented by this Warrant.

(d) Assuming all consents, approvals, authorizations, filings and notifications required under applicable Law are obtained or made by the Holder, as applicable, the Company shall ensure that all Warrant Units issued pursuant to this Warrant shall be issued without violation by the Company of any applicable Law in all material respects.

3.2 Holder. The Holder represents, warrants, covenants and agrees that:

(a) The Holder is acquiring this Warrant (including the Warrant Units issuable hereunder) solely for investment, for its account or accounts and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are (i) explicitly permitted or contemplated under the terms of the LLC Agreement, the Subscription Agreement or this Warrant, as applicable, and (ii) effected in compliance with the Securities Act, the rules and regulations of the SEC promulgated thereunder and all applicable state securities and “blue sky” laws.

(b) The Holder’s financial situation is such that it can afford to bear the economic risk of holding this Warrant (including the Warrant Units issuable hereunder) for an indefinite period of time and can afford to suffer a complete loss of its investment in the Company.

(c) The Holder’s knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of this Warrant (including the Warrant Units issuable hereunder).

(d) The Holder is an “accredited investor” (within the meaning of SEC Rule 501(a) of Regulation D promulgated under the Securities Act). The Holder acknowledges this Warrant may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under applicable securities Law, except pursuant to an applicable exemption therefrom, without compliance with any other applicable Law, and in compliance with the terms and conditions set forth in this Warrant, the Subscription Agreement and the LLC Agreement, which the Holder acknowledges includes certain limitations with respect to this Warrant (and the Warrant Units issuable hereunder).

(e) The Holder acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the transactions contemplated hereby, this Warrant (including the Warrant Units issuable hereunder) and the merits and risks of investing in this Warrant (including the Warrant Units issuable hereunder), and any such questions have been answered to the Holder’s reasonable satisfaction; (ii) access to information about the Company and its Subsidiaries and its and their financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to the Holder’s reasonable satisfaction; and (iv) the opportunity to ask questions of management of the Company and any such questions have been answered to the Holder’s reasonable satisfaction. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of this Warrant (including the Warrant Units issuable hereunder).

4. Adjustment Upon Certain Events. To prevent dilution of the exercise rights granted under this Warrant, the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in Section 4.1 (in each case, after taking into consideration any prior adjustments pursuant to Section 4.1). Other than pursuant to Section 4.1, the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall not be subject to any adjustment of any kind at any time.

4.1 Adjustment.

(a) If the Company (i) declares and pays a dividend or makes a distribution on any of its equity securities, in either case payable in additional Class A Units or in Options or Convertible Securities or (ii) subdivides (by unit split or otherwise) or reclassifies any of the outstanding Class A Units into a greater number of Class A Units, then the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Units issuable upon exercise of this Warrant shall be proportionately increased.

(b) If the Company combines or reclassifies (by reverse unit split or otherwise) any of the outstanding Class A Units into a smaller number of Class A Units, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units issuable upon exercise of this Warrant shall be proportionately decreased.

(c) If at any time there shall be any internal reorganization, recapitalization, merger or consolidation involving the Company that does not constitute a Change of Control (a “Reorganization”) in which shares of the Company’s units are converted into or exchanged for securities, cash or other property, including, for the avoidance of doubt, any internal reorganization of the Company or merger of the Company with another Wholly Owned Subsidiary of the Company in connection with the Contemplated Transaction, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Warrant Units deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Warrant Units hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the board of directors or equivalent governing body of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization (including provisions for adjustments of the number of units purchasable and receivable upon the exercise of this Warrant) to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any units or other securities deliverable after that event upon the exercise of this Warrant.

(d) Any adjustment under this Section 4.1 shall become effective at the close of business on the record date of any such dividend or distribution or the effective date of any such subdivision, reclassification or combination, as the case may be.

(e) Upon any adjustment in accordance with this Section 4.1, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of equity securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant. The Company shall not, through any Reorganization, reclassification or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such commercially reasonable action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(f) Certain Issuances of Class A Units or Convertible Securities. If the Company shall at any time or from time to time issue Class A Units (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable for Class A Units (collectively, a “conversion”)), without consideration or at a consideration per Unit (or having a conversion price per share) that is less than the Exercise Price (the date of such issuance, the “Pricing Date”) other than pursuant to a Permitted Transaction then, in such event:

(1) the number of Warrant Units issuable upon the exercise of this Warrant immediately prior to the Pricing Date (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (I) the numerator of which shall be the sum of (x) the number of Units outstanding immediately prior to the Pricing Date and (y) the number of additional Units issued (or into which Convertible Securities may be converted) and (II) the denominator of which shall be the sum of (x) the number of Units outstanding immediately prior to the Pricing Date and (y) the number of Units (rounded to the nearest whole share) which the Aggregate Consideration (as defined below) in respect of such issuance of Units (or Convertible Securities) would purchase at the Fair Market Value of Class A Units immediately prior to the Pricing Date; and

(2) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of Class A Units issuable upon exercise of this Warrant in full immediately prior to the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which shall be the number of Class A Units issuable upon exercise of this Warrant in full immediately after the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant is exercisable by its terms at such time).

For purposes of the foregoing: (1) the “Aggregate Consideration” in respect of such issuance of Class A Units (or Convertible Securities) shall be deemed to be equal to the sum of the gross offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such Class A Units and Convertible Securities, plus the aggregate amount, if any, payable upon conversion of any such Convertible Securities (assuming conversion in accordance with their terms immediately following their issuance (and further assuming for this purpose that such Convertible Securities are convertible at such time)); (2) in the case of the issuance of such Class A Units or Convertible Securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such Convertible Securities), the consideration represented by such noncash property shall be deemed to be the fair market value of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); (3) if the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any Convertible Securities in accordance with this Section 4.1(f), no further adjustment of the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall be made for the actual issuance of Class A Units upon the actual conversion of such Convertible Securities in accordance with their terms; and (4) “Permitted Transactions” shall include, to the extent applicable, (a) issuances of Class C Units (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board, (b) any sale of the Class A Units pursuant to a Public Offering or other registered public offering, (c) issuances of Class A Units as full or partial consideration in connection with a bona fide merger, acquisition, consolidation, business combination, purchase of the capital stock or assets of, or transaction or series of transactions with, an unaffiliated third party, (d) issuances of Class A Units or securities convertible into Class A Units as an “equity kicker” pursuant to a debt financing, equipment leasing or real property leasing transaction, (e) issuances of Class A Units or securities convertible into Class A Units to suppliers or third party service providers in connection with the provision of goods or services, (f) issuances of any Class A Units or options to purchase Class A Units, or other equity-based awards (including restricted stock units), issued or granted to existing or former employees (or prospective employees who have accepted an offer of employment) of the Company or any of its Subsidiaries pursuant to Company equity incentive plans, including the Company’s equity incentive plans existing on the date hereof and any future equity incentive plan, as such plans may be amended or supplemented, including, for the avoidance of doubt, any Class A Units issuable upon exercise of any such option or settlement or vesting of any equity-based award issued under such plans, (g) issuances of any securities issued pursuant to any employee stock purchase plan, (h) issuances of securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, Class A Units, including the Warrant Units and Class A Units issuable upon conversion of the Convertible Securities, and are outstanding prior to the Issue Date, and (i) in connection with or after the consummation of the Contemplated Transaction or any other Public Offering structured as an “Up-C” transaction, the issuance of any Class A Units to the SPAC or other public company in such transaction, as applicable, to the extent such issuance is required to maintain a one-to-one ratio between the number of

Class A Units (or other common units of the Company) and applicable public company shares; provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Issue Date. Any adjustment made pursuant to this Section 4.1(f) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Units issuable upon exercise of this Warrant shall be made pursuant to this Section 4.1(f).

4.2 Adjustment Notice. As promptly as practicable following any adjustment of the Exercise Price pursuant to Section 4.1 (but in any event not later than 10 Business Days thereafter), the Company shall use reasonable efforts to furnish to the Holder a written notice (a) confirming the Exercise Price then in effect and the number of Warrant Units or the amount, if any, of other securities or assets then issuable upon exercise of this Warrant and (b) setting forth in reasonable detail such adjustment and the facts upon which it is based.

4.3 No Impairment. The Company shall not, by amendment of the LLC Agreement or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company.

5. Contemplated Transaction. Upon consummation of the Contemplated Transaction, the Company shall cause to be issued in the name of, and delivered to, the Holder, or otherwise as the Holder may direct (subject to Section 14), a new Warrant substantially in the form set forth as Exhibit D hereto, reflecting, among other things, the Exercise Price then in effect and the number of common units of the Company (or other classes of units into which the Class A Units have converted pursuant to the Contemplated Transaction) that are then issuable upon exercise of the Warrant.

6. Transfer.

6.1 Generally. This Warrant may only be transferred in its entirety to controlled Affiliates of the Holder who remain a controlled Affiliates of the Holder following such transfer or upon the prior written consent of the Company.

6.2 Mechanics of Transfer. Any transfer permitted by this Section 6.2 shall be effective upon surrender of this Warrant to the Company at its then-principal executive offices with a properly completed and duly executed Warrant Transfer Form in the form set forth in Exhibit B. Upon such compliance, surrender and delivery, the Company shall (a) execute and deliver a new Warrant in the name of the transferee or transferees and in the denominations specified in such instrument or instruments of transfer, (b) promptly cancel this Warrant, and (c) take such other actions as reasonably necessary to accomplish and evidence such transfer.

7. Holder Not A Member. Prior to the issuance to the Holder of the Warrant Units to which the Holder is entitled to receive upon the exercise of this Warrant, nothing in this Warrant shall be construed as conferring upon the Holder, with respect to such Warrant Units, any rights as a Member, including, for the avoidance of doubt, the right to receive dividends or other distributions or to consent to any action.

8. Treatment of Warrant Upon Change of Control of Company.

8.1 Cash Transaction. If the Company or, after the SPAC Closing, the SPAC, consummates a Change of Control transaction prior to the Expiration Time in which the consideration to be received by the Company’s unitholders or, after the SPAC Closing, the SPAC’s stockholders, consists solely of cash (a “Cash Transaction”), the terms of which ascribe a Fair Market Value to the Warrant Units greater than the Exercise Price, then (a) this Warrant shall be deemed to have been automatically exercised on a net exercise issue basis on the Exercise Date as contemplated by Section 2.2(b), and (b) the Holder shall have the right thereafter to receive the same cash consideration as it would have been entitled to receive upon the occurrence of such Change of Control transaction if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Units then issuable upon exercise in full of this Warrant, less the Aggregate Exercise Price. In the event of a Cash Transaction, the terms of which ascribes a Fair Market Value to the Warrant Units less than the Exercise Price, then this Warrant will expire immediately prior to the consummation of such Cash Transaction.

8.2 Transaction for Other Assets. If the Company or, after the SPAC Closing, the SPAC, consummates a Change of Control transaction prior to the Expiration Time other than a Cash Transaction, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Units issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Units were outstanding on and as of the closing of such Change of Control transaction; provided that if all units of the Company are converted into or redeemed in exchange for shares of common stock of the SPAC in connection with the Change of Control transaction, then the Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for such shares, on an as-converted basis.

9. Limitations on Liability. Prior to the issuance to the Holder of the Warrant Units to which the Holder is entitled to receive upon the exercise of this Warrant, nothing in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a Member, whether such liabilities are asserted by the Company, creditors of the Company or any other third Persons.

10. Effect of Violation. Any action or attempted action by the Company or the Holder in violation of this Warrant shall be null and void ab initio and of no force or effect whatsoever.

11. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall issue, in lieu thereof, a new Warrant of the same tenor and date.

12. Warrant Register. The Company shall keep and properly maintain at its principal executive office books and records for the registration of this Warrant and any transfers thereof. The Company (a) may deem and treat the Person in whose name this Warrant is registered on such books as the Holder thereof for all purposes and (b) shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions hereof.

13. Entire Agreement; Parties in Interest. This Warrant, including the exhibits, documents and instruments referred to herein, the MAA, Subscription Agreement, the LLC Agreement and the Ancillary Agreements (other than this Warrant) constitute the entire agreement, and supersede all prior and contemporaneous agreements and understandings, both written and oral the among the parties hereto with respect to the subject matter of this Warrant.

14. Liabilities Under Federal Securities Laws. The exercise by the Holder of any rights under this Warrant shall be subject to such reasonable delay as may be required or advisable (taking into account advice of legal counsel) to prevent any party hereto or any of its Affiliates from incurring any liability under any U.S. or non-U.S. securities Laws and the parties hereto agree to cooperate in good faith in respect thereof.

15. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

15.1 This Warrant shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the state of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

15.2 Each of the parties hereto agrees that: (a) it shall bring any Proceeding against any other party hereto in connection with, arising out of or otherwise relating to this Warrant, any instrument or other document delivered pursuant to this Warrant or the transactions contemplated hereby exclusively in the Chosen Courts; and (b) solely in connection with such Proceedings, (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (iii) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 17 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (v) it shall not assert as a defense any matter or claim waived by the foregoing clauses (i) through (iv) of this Section 15.2 or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

15.3 EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING AGAINST THE OTHER PARTY HERETO WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS WARRANT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS WARRANT OR ANY TRANSACTION RELATED TO THIS WARRANT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH PROCEEDING. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INSTRUMENTS OR OTHER DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 15.3.

16. Remedies.

16.1 Remedies Cumulative. All remedies available under this Warrant, at Law, in equity or otherwise shall be deemed cumulative and not alternative or exclusive of other remedies, and the exercise by any party hereto of a particular remedy shall not preclude the exercise of any other remedy.

16.2 Injunctive Relief. The Company acknowledges and agrees that the Holder would be irreparably damaged if any of the provisions of this Warrant are not performed in accordance with their specific terms and that any breach of this Warrant by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Holder may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Warrant by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Warrant, without posting any bond or other undertaking.

17. Notice. Any notice, consent, demand or communication required or permitted to be given by any provision of this Warrant shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person (as designated by such Person to receive any such notice or, in the absence of such designation, any officer of such Person) to whom the same is directed, (b) sent by nationally recognized overnight courier service (with tracking capability) or (c) via email at the following addresses; provided, that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 17:

If to the Company, to:

c/o Symbotic

200 Research Drive

Wilmington, Massachusetts 01887

Attention:         Corey Dufresne

Email:               cdufresne@symbotic.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:         Robert W. Downes

                          George J. Sampas

                          Matthew B. Goodman

Email:               downesr@sullcrom.com

                          sampasg@sullcrom.com

                          goodmanm@sullcrom.com

If to the Holder, to:

702 Southwest 8th Street

Bentonville, AR 72716

Attention:         Michael Guptan, VP, Corporate Development

Email:               michael.guptan@walmart.com

with a copy (which shall not constitute notice) to:

VP, General Counsel Supply Chain

601 N. Walton Blvd.

Bentonville, AR 72716-0710

Attention:         William Silcott (or the email of the then-current VP,

                           General Counsel Supply Chain)

Email:               William.Silcott@walmartlegal.com

with a copy (which shall not constitute notice) to:

702 Southwest 8th Street

Bentonville, AR 72716

Attention:         Grant Lightle, Senior Counsel

Email:               grant.lightle@walmartlegal.com

                          transactionnotices@walmartlegal.com

Notice or other communication pursuant to this Section 17 shall be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day shall be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party hereto may specify a different address, by written notice to the other party hereto. The change of address shall be effective upon the other party hereto’s receipt of the notice of the change of address.

18. Amendments; Waivers. This Warrant may not be amended or modified (provided however that that the Exhibits hereto may be amended or modified following a Public Offering to include necessary provisions for signature or medallion guarantees or any other revisions necessary to facilitate their express purpose), nor may compliance with any covenant set forth herein be waived, except by a writing duly and validly executed by the Company and the Holder, or in the case of a waiver, the party waiving compliance. No knowledge, investigation or inquiry, or failure or delay by the Company or the Holder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

19. Assignment. The Company may not, without the prior written consent of the Holder, sell, transfer or assign any of its rights or obligations under this Warrant except such restriction shall not apply with respect to any sale, transfer or assignment of this Agreement made in connection with a Change of Control transaction or Public Offering, including any restructuring or reorganization of the Company undertaken in connection therewith, or a Reorganization so long as any transferee or assignee agrees in writing to assume the obligations of the Company hereunder and in no event shall such assignment relieve the Company of its obligations hereunder. The Holder may not sell, transfer or assign any of its rights or obligations under this Warrant except in accordance with Section 6.

20. Severability. The provisions of this Warrant shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Warrant. If any provision of this Warrant or the application thereof to any Person or any circumstance is illegal, invalid or unenforceable, the remainder of this Warrant shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Warrant with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

21. Expenses; Tax Treatment.

21.1 Each party hereto shall bear all fees, costs and expenses incurred by it in connection with the preparation, negotiation and execution of this Warrant and the transactions contemplated hereby, except as may otherwise be expressly contemplated by this Warrant.

21.2 For U.S. federal (and applicable state and local) income tax purposes, the Company and the Holder agree that this Warrant is intended to be treated as a noncompensatory option as defined in Treasury Regulations Section 1.721-2(f). The Company and the Holder agree to report consistently with such intended tax treatment, and the Company and the Holder shall not take any position inconsistent with such intended tax treatment on any tax return, in any audit, examination or other proceeding relating to taxes or otherwise unless otherwise required by a determination within the meaning of Section 1313 of the Internal Revenue Code of 1986 (or any analogous provision of applicable state or local tax Law).

22. Certain Definitions.

22.1 Unless specified otherwise herein or context otherwise requires, the following words and phrases have the meanings specified in this Section 22.1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise); provided, that, for the avoidance of doubt, the Company and its Representatives and Subsidiaries, on the one hand, shall not be deemed to be “Affiliates” of the initial Holder and its Representatives and Subsidiaries, on the other hand.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Units in respect of which this Warrant is then being exercised pursuant to Section 2, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

“Board” has the meaning set forth in the LLC Agreement, or such successor equivalent governing body of the Company.

“Business Day” has the meaning set forth in the LLC Agreement.

“Capital Markup Prepayment” has the meaning set forth in the MAA.

“Change of Control” has the meaning set forth in the Subscription Agreement; provided, that for purposes of Section 8, “Change of Control” has the meaning set forth in clauses (ii) and (iii) of the definition of “Change of Control” in the Subscription Agreement

“Chosen Court” means Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, in the Superior Court in the City of Wilmington, New Castle County, Delaware, and if jurisdiction in the Superior Court in the City of Wilmington, New Castle County, Delaware is unavailable, in the Federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof.

“Class A Units” means the Class A Units of the Company as defined in the LLC Agreement, or such other shares or other securities into which Class A Units are converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” has the meaning set forth in the Preamble and shall also include any successor entity resulting from a Change of Control transaction, SPAC Transaction, or any restructuring or reorganization of the Company.

“Contemplated Transaction” has the meaning set forth in the Subscription Agreement.

“Contract” means any legally binding agreement, lease, license, contract, note, mortgage, indenture, arrangement or other similar obligation.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exercisable or exchangeable for Class A Units, other than Options.

“Expiration Time” means 5:00 p.m., New York City time, on the date that is the five-year anniversary of the Issue Date.

“Fair Market Value” means, (a) in the case of a Change of Control transaction, the pre-transaction equity value ascribed to the Warrant Units pursuant to the terms of such Change of Control transaction, and (b) for any other transaction, the fair market value of such security or other property as determined by the Board, acting in good faith and evidenced by a written notice delivered promptly to the Holder. If the Holder objects in writing to the Board’s calculation of fair market value within 10 Business Days after receipt of written notice thereof and the Holder and the Company are unable to agree on the fair market value during the 10-day period following the delivery of the Holder objection, any such dispute will be resolved in accordance with Section 15.

“Governmental Authority” means any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, in each case of competent jurisdiction.

“Installment Commencement Date” has the meaning set forth in the MAA.

“Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances and common law, and all rules, regulations, agency requirements, licenses and permits of any Governmental Authority.

“Lien” has the meaning set forth in the Subscription Agreement.

“LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Issue Date, by and among the Company and the equity holders thereof.

“MAA” means the Second Amended and Restated Master Automation Agreement, dated as of December [•], 2021, by and among the Company, the initial Holder and Symbotic LLC.

“Member” has the meaning set forth in the LLC Agreement.

“Module” has the meaning set forth in the MAA.

“Options” means any warrants or other rights or options to subscribe for or purchase Class A Units or Convertible Securities.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

“Organizational Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Person” has the meaning set forth in the LLC Agreement.

“Proceeding” has the meaning set forth in the LLC Agreement.

“Project” has the meaning set forth in the MAA.

“Project SOW” has the meaning set forth in the MAA.

“Public Offering” means: (a) the sale of equity securities of Warehouse Technologies in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (such transaction described in clause (a), an “IPO”); (b) the initial listing of Warehouse Technologies’ equity securities on a national securities exchange by an effective registration statement under the Securities Act; or (c) a business combination transaction (whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) between Warehouse Technologies and a publicly-traded special purpose acquisition company or blank check company that has been formed for the purpose of effecting such a transaction or a subsidiary of such a special purpose acquisition company or blank check company (such transaction described in clause (c), a “SPAC Transaction”).

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“SEC” means the U.S. Securities and Exchange Commission.

“SPAC” has the meaning set forth in the Subscription Agreement.

“SPAC Closing” has the meaning set forth in the Subscription Agreement.

“SPAC Transaction” has the meaning set forth in the definition of Public Offering.

“Subscription Agreement” means the Investment and Subscription Agreement, dated as of December 12, 2021, by and between the Company and the initial Holder.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (a) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (b) the equity or ownership interests of such other Person, in each case is directly or indirectly owned or controlled by such first Person and/or by one or more of its Subsidiaries.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

22.2 Terms Defined Elsewhere in this Agreement. Unless specified otherwise herein or context otherwise requires, the following terms have the meanings set forth in the sections indicated:

Terms	Section
Aggregate Consideration	Section 4.1(f)
Cash Transaction	Section 8.1
Company	Preamble
conversion	Section 4.1(f)
Exercise Date	Section 2.2
Exercise Price	Preamble
Exercise Period	Section 1
Holder	Preamble
Initial Number	Section 4.1(f)
Issue Date	Preamble
Notice of Exercise	Section 2.1(a)
Permitted Transactions	Section 4.1(f)
Pricing Date	Section 4.1(f)
Securities Act	Legend
Vesting Date	Section 1
Warrant	Preamble
Warrant Units	Preamble

23. Interpretation. The Section headings contained in this Warrant are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Warrant.

(a) Unless otherwise specified in this Warrant or the context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular provision of this Warrant; (ii) any reference to the masculine, feminine or neuter gender includes all genders, the plural includes the singular, and the singular includes the plural; (iii) all Cover Page, Legend, Preamble, Recital, Article, Section, clause and Exhibit references used in this Warrant are to the legend, preamble, recitals, articles, sections, clauses and exhibits to this Warrant; (iv) wherever the word “include,” “includes” or “including” is used in this Warrant, it shall be deemed to be followed by the words “without limitation;” (v) the word “or” is inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like; (vi) the term “date hereof” means the date first written above; (vii) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (viii) (A) any reference to “days” means calendar days unless Business Days are expressly specified and (B) any reference to “months” or “years” means calendar months or calendar years, respectively, in each case unless otherwise expressly specified; and (ix) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase does not mean simply “if”;

(b) Unless otherwise specified in this Warrant, any deadline or time period set forth in this Warrant that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.

(c) Unless otherwise specified in this Warrant or the context otherwise requires, all references to any (i) statute in this Warrant include the rules and regulations promulgated thereunder and all applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority, and (ii) Law in this Warrant shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the applicable date or during the applicable period of time.

(d) Unless otherwise specified in this Warrant, all references in this Warrant to (i) any Contract, other agreement, document or instrument (excluding this Warrant) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference, and (ii) this Warrant mean this Warrant as amended or otherwise modified from time to time in accordance with Section 18.

(e) With regard to each and every term and condition of this Warrant, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Warrant.

(f) All capitalized terms in this Warrant (including the Exhibits hereto) have the meanings set forth in Section 22, except as otherwise specifically provided herein. Each of the other capitalized terms used in this Warrant has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

(g) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Warrant and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

24. Counterparts. This Warrant may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Any signature page delivered electronically or by facsimile (including transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered as of the date first written above.

COMPANY:

WAREHOUSE TECHNOLOGIES LLC

By:
Name:
Title:

HOLDER:

WALMART INC.

By:
Name:
Title:

[Signature Page to Warrant No.3]

EXHIBIT A

Notice of Exercise Form

TO: WAREHOUSE TECHNOLOGIES LLC (the “Company”)

Dated: [•]

The undersigned, pursuant to the terms and conditions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase, acquire, accept and receive [•] Warrant Units and in exchange for $[•] immediately available funds to be wire transferred to an account designated in writing by the Company, representing the full purchase price for such Class A Units at the now-current Exercise Price.

Unless specified otherwise herein or context otherwise requires, capitalized terms used and not defined herein have the meanings given to them in the Warrant.

[Holder]

By:
Name:
Title:

[Exhibit A to Warrant No. 3]

EXHIBIT B

Warrant Transfer Form

TO: WAREHOUSE TECHNOLOGIES LLC (the “Company”)

Dated: [•]

FOR VALUE RECEIVED, subject to Section 6 of the attached Warrant (the “Warrant”), the undersigned hereby sells, assigns and transfers all of its rights and interest in and to the Warrant to:

Name of Transferee	Address	No. of Warrant Units
[•]	[•]	[•]

The undersigned (the “Transferor”) hereby irrevocably instructs and appoints the Secretary of the Company its agent and attorney-in-fact (the “Agent”) to transfer such portion of this Warrant on the books and records of the Company, to register each such transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Warrants. The Agent may substitute and appoint one or more persons to act on his or her behalf.

[Holder]

Name:
Title:

[Exhibit B to Warrant No. 3]

EXHIBIT C

Calculation of Number of Warrants19

Warrant Agreement

		% of current units	% of PF units
Current Common Units (at date of agreement)(1)	7,140,225
Total New Units from Warrant No. 3	258,972	3.6%	3.5%

Pro Forma Units	7,399,197

(1) As per Exhibit A of Warehouse Technologies 5th A&R LLC Agreement, as shown below.

[1]	Note to Draft: Subject to WMT review and confirmation.

[Exhibit C to Warrant No. 3]

LIST OF MEMBERS,

CAPITAL CONTRIBUTIONS

AND

MEMBERSHIP INTEREST2

As of 5:00 p.m. (EST), December [•], 2021

Member Name	Capital Contribution			Class A Units	Percentage of Outstanding Class A Units	Class B Preferred Units	Percentage of Outstanding Class B Preferred Units	Class B-1 Preferred Units	Percentage of Outstanding Class B-1 Preferred Units	Class B-2 Preferred Units	Percentage of Outstanding Class B-2 Preferred Units	Class C Units	Percentage of Outstanding Class C Units
Richard B. Cohen Family Trusts(1)(3)		$16,809,399.00		5,997,632	89.4%	0	0%	0	0%	0	0%	73,435.5	17.14%
RJJRP Holdings, Inc.(2)		$691,284,769.99		0	0%	1	100%	1	100%	0	0%	0	0%
Walmart, Inc.		$277,775,978.66		714,022	10.6%	0	0%	0	0%	0	0%	0	0%
22 Holders of Class C Units(3)(4)		$0.00		0	0%	0	0%	0	0%	0	0%	355,135.5	82.86%
TOTAL	$	[	•]	6,711,654	100%	1	100%	1	100%	0	0%	428,571	100%

(1)

Includes 2,746,734 Class A Units held by The RBC 2021 4 Year GRAT (U/A March 31, 2021), 2,572,490 Class A Units and 73,435.5 Class C Units held by the RBC Millennium Trust (U/A June 19, 2000), 226,136 Class A Units held by The Jill Cohen Mill Trust, 226,136 Class A Units held by The Kanter Family Trust and 226,136 Class A Units held by The PLC Family Trust.

(2)	Includes the Class B Preferred Return for fiscal year ended September 25, 2021 and all prior periods. Does not include Class B Preferred Return since September 25, 2021.

(3)	Class C Units subject to vesting requirements and other terms and conditions contained in equity grant documents.

(4)	Includes Class C Units, if any, designated as Class C-1 Units.

[2]	Note to Draft: Subject to WMT review and confirmation.

EXHIBIT D

Form of Warrant Following Contemplated Transaction

[Exhibit D to Warrant No. 3]

CONFIDENTIAL

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE WITHIN THE UNITED STATES AND ACCORDINGLY MAY NOT BE, DIRECTLY OR INDIRECTLY, SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS WARRANT AND SUCH SECURITIES UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE WITHIN THE UNITED STATES OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE SECURITIES LAWS OF ANY STATE WITHIN THE UNITED STATES AND, IF REQUESTED BY THE COMPANY (OR ANY SUCCESSOR OR PERMITTED ASSIGNEE THEREOF), AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY LEGAL COUNSEL TO THE HOLDER OF SUCH SECURITIES.

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF ARE FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF THIS WARRANT, THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF SYMBOTIC HOLDINGS LLC, DATED AS OF [●], 2022 (THE “LLC AGREEMENT”), BY AND AMONG THE COMPANY AND THE EQUITY HOLDERS THEREOF, AND THE INVESTMENT AND SUBSCRIPTION AGREEMENT, DATED DECEMBER 12, 2021 (THE “SUBSCRIPTION AGREEMENT”), BY AND BETWEEN THE COMPANY AND WALMART INC. NO, DIRECT OR INDIRECT, SALE, OFFER FOR SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR OTHER DISPOSITION OR TRANSFER OF THIS WARRANT OR SUCH SECURITIES MAY BE EFFECTED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS WARRANT, THE LLC AGREEMENT AND THE SUBSCRIPTION AGREEMENT. A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER UPON WRITTEN REQUEST.

SYMBOTIC HOLDINGS LLC

WARRANT TO PURCHASE COMMON UNITS

Warrant No. 4	[●] [●], 2022 (the “Issue Date”)

Symbotic Holdings LLC, a Delaware limited liability company (including any successor or permitted assignee thereof, the “Company”), for value received, certifies and agrees (this warrant and any other warrants delivered in substitution or exchange herefor as provided herein, this “Warrant”) that Walmart Inc., a Delaware corporation (the “Holder”), is entitled, in accordance with the terms and subject to the conditions set forth herein, to purchase from the Company [●]1 (calculated in accordance with Exhibit C) duly authorized and validly issued

[1]	Note to Draft: To be equal to 258,972 Class A Units of Warehouse Technologies.

Common Units (subject to adjustment as provided in Section 4, the “Warrant Units”) at $[●]2 per Warrant Unit (subject to adjustment as provided in Section 4, the “Exercise Price”). This Warrant has been issued pursuant to the terms of the Subscription Agreement.

1.    Term. In accordance with the terms and subject to the conditions set forth herein, including, for the avoidance of doubt, Section 2.4, the Holder may exercise this Warrant for all or any other amount of Warrant Units that have vested pursuant to the third sentence of this Section 1 at any time or from time to time on or after the Vesting Date and prior to the Expiration Time (such period, the “Exercise Period”). Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase, acquire, accept or receive any Warrant Units at any time before or after the Exercise Period, and from and after the Expiration Time, this Warrant and all rights hereunder shall be void and of no value. All Warrant Units shall automatically vest without any action by the Company or the Holder upon the Installment Commencement Date of the Project for which the applicable Project SOW results in the aggregate number of Modules installed under the MAA equal to or more than ten (10.00) (the date on which such vesting occurs, the “Vesting Date”).

2.     Exercise.

2.1    Optional Exercise. During the Exercise Period, the rights under this Warrant may be exercised by the Holder, in whole or in part, at the Holder’s election by:

(a)     (i) surrendering this Warrant, (ii) delivering a duly executed Notice of Exercise in the form of Exhibit A (the “Notice of Exercise”) and (iii) delivering a duly executed joinder to the LLC Agreement (to the extent the Holder is not already a Member thereunder) or applicable successor agreement (if applicable), in each case, to the Company via delivery in accordance with Section 16; and

(b)     making payment to the Company of the Aggregate Exercise Price by wire transfer of immediately available funds to an account designated in writing by the Company.

2.2    Exercise Date. Any exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business (a) in the case of voluntary exercise, on the day (x) on which the Notice of Exercise pursuant to Section 2.1 is deemed to be delivered pursuant to Section 16 or (y) if a later date is specified in the Notice of Exercise, such later date, and (b) in the case of automatic exercise pursuant to Section 7.1, immediately prior to, but conditioned on, consummation of the applicable Cash Transaction causing the automatic exercise to occur pursuant to Section 7.1 (such date, an “Exercise Date”). As of the Exercise Date, the Holder shall immediately become a holder of record of the applicable number of Warrant Units or, if applicable, once a determination of the Fair Market Value has been made.

[2]	Note to Draft: Price to be based on $4.7B valuation for the Company.

2.3    New Warrant. As soon as practicable after an Exercise Date (and in any event within five Business Days thereafter), if such exercise is in part only, the Company, at its expense, shall cause to be issued in the name of, and delivered to, the Holder, or otherwise as the Holder may direct (subject to Section 13), a new Warrant substantially identical in form hereto for the purchase of a number of Warrant Units equal to the difference of the number of Warrant Units subject to this Warrant minus the number of Warrant Units that are the subject of such partial exercise.

2.4    MAA Capital Prepayment Failure. In the event that Walmart (a) does not exercise this Warrant in full by 5:00 p.m., New York City time, on the date that is the first anniversary of the Vesting Date and (b) fails to make the Capital Markup Prepayment properly invoiced by Symbotic LLC pursuant to Section 4.2(b) of Exhibit J (Pricing) of the MAA when due, then this Warrant and all rights hereunder shall be void and of no value.

3.     Representations and Warranties.

3.1    Company. The Company represents, warrants, covenants and agrees that:

(a)    This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)    All Warrant Units issued upon the exercise of this Warrant shall, upon issuance, be free of all Liens, other than those restrictions under applicable federal and state securities Laws, as set forth in the Company’s then-applicable Organizational Documents or the Subscription Agreement or caused by the Holder or any of its Affiliates.

(c)    The Company shall at all times during the Exercise Period have authorized, and reserved for issuance a sufficient number of units to provide for the exercise of the rights represented by this Warrant.

(d)    Assuming all consents, approvals, authorizations, filings and notifications required under applicable Law are obtained or made by the Holder, as applicable, the Company shall ensure that all Warrant Units issued pursuant to this Warrant shall be issued without violation by the Company of any applicable Law in all material respects.

3.2    Holder. The Holder represents, warrants, covenants and agrees that:

(a)    The Holder is acquiring this Warrant (including the Warrant Units issuable hereunder) solely for investment, for its account or accounts and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are (i) explicitly permitted or contemplated under the terms of the LLC Agreement, the Subscription Agreement or this Warrant, as applicable, and (ii) effected in compliance with the Securities Act, the rules and regulations of the SEC promulgated thereunder and all applicable state securities and “blue sky” laws.

(b)    The Holder’s financial situation is such that it can afford to bear the economic risk of holding this Warrant (including the Warrant Units issuable hereunder) for an indefinite period of time and can afford to suffer a complete loss of its investment in the Company.

(c)    The Holder’s knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of this Warrant (including the Warrant Units issuable hereunder).

(d)    The Holder is an “accredited investor” (within the meaning of SEC Rule 501(a) of Regulation D promulgated under the Securities Act). The Holder acknowledges this Warrant may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under applicable securities Law, except pursuant to an applicable exemption therefrom, without compliance with any other applicable Law, and in compliance with the terms and conditions set forth in this Warrant, the Subscription Agreement and the LLC Agreement, which the Holder acknowledges includes certain limitations with respect to this Warrant (and the Warrant Units issuable hereunder).

(e)    The Holder acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the transactions contemplated hereby, this Warrant (including the Warrant Units issuable hereunder) and the merits and risks of investing in this Warrant (including the Warrant Units issuable hereunder), and any such questions have been answered to the Holder’s reasonable satisfaction; (ii) access to information about the Company and its Subsidiaries and its and their financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to the Holder’s reasonable satisfaction; and (iv) the opportunity to ask questions of management of the Company and any such questions have been answered to the Holder’s reasonable satisfaction. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of this Warrant (including the Warrant Units issuable hereunder).

4.    Adjustment Upon Certain Events. To prevent dilution of the exercise rights granted under this Warrant, the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in Section 4.1 (in each case, after taking into consideration any prior adjustments pursuant to Section 4.1). Other than pursuant to Section 4.1, the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall not be subject to any adjustment of any kind at any time.

4.1    Adjustment.

(a)    If the Company (i) declares and pays a dividend or makes a distribution on any of its equity securities, in either case payable in additional Common Units or in Options or Convertible Securities or (ii) subdivides (by unit split or otherwise) or reclassifies any of the outstanding Common Units into a greater number of Common Units, then the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Units issuable upon exercise of this Warrant shall be proportionately increased.

(b)    If the Company combines or reclassifies (by reverse unit split or otherwise) any of the outstanding Common Units into a smaller number of Common Units, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units issuable upon exercise of this Warrant shall be proportionately decreased.

(c)    If at any time there shall be any internal reorganization, recapitalization, merger or consolidation involving the Company that does not constitute a Change of Control (a “Reorganization”) in which shares of the Company’s units are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Warrant Units deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Warrant Units hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the board of directors or equivalent governing body of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization (including provisions for adjustments of the number of units purchasable and receivable upon the exercise of this Warrant) to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any units or other securities deliverable after that event upon the exercise of this Warrant.

(d)    Any adjustment under this Section 4.1 shall become effective at the close of business on the record date of any such dividend or distribution or the effective date of any such subdivision, reclassification or combination, as the case may be.

(e)    Upon any adjustment in accordance with this Section 4.1, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of equity securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant. The Company shall not, through any Reorganization, reclassification or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such commercially reasonable action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(f)    Certain Issuances of Common Units or Convertible Securities. If the Company shall at any time or from time to time issue Common Units (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable for Common Units (collectively, a “conversion”)), without consideration or at a consideration per Unit (or having a conversion price per share) that is less than the Exercise Price (the date of such issuance, the “Pricing Date”) other than pursuant to a Permitted Transaction then, in such event:

(1)    the number of Warrant Units issuable upon the exercise of this Warrant immediately prior to the Pricing Date (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (I) the numerator of which shall be the sum of (x) the number of Units outstanding immediately prior to the Pricing Date and (y) the number of additional Units issued (or into which Convertible Securities may be converted) and (II) the denominator of which shall be the sum of (x) the number of Units outstanding immediately prior to the Pricing Date and (y) the number of Units (rounded to the nearest whole share) which the Aggregate Consideration (as defined below) in respect of such issuance of Units (or Convertible Securities) would purchase at the Fair Market Value of Common Units immediately prior to the Pricing Date; and

(2)    the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of Common Units issuable upon exercise of this Warrant in full immediately prior to the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which shall be the number of Common Units issuable upon exercise of this Warrant in full immediately after the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant is exercisable by its terms at such time).

For purposes of the foregoing: (1) the “Aggregate Consideration” in respect of such issuance of Common Units (or Convertible Securities) shall be deemed to be equal to the sum of the gross offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such Common Units and Convertible Securities, plus the aggregate amount, if any, payable upon conversion of any such Convertible Securities (assuming conversion in accordance with their terms immediately following their issuance (and further assuming for this purpose that such Convertible Securities are convertible at such time)); (2) in the case of the issuance of such Common Units or Convertible Securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such Convertible Securities), the consideration represented by such noncash property shall be deemed to be the fair market value of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); (3) if the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any Convertible Securities in accordance with this Section 4.1(f), no further adjustment of the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant shall be made for the actual issuance of Common Units upon the actual conversion of such Convertible Securities in accordance with their terms; and (4) “Permitted Transactions” shall include, to the extent applicable, (a) issuances of Common Units (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board, (b) any sale of the Common Units pursuant to a registered public offering, (c) issuances of Common Units as full or partial consideration in connection with a bona fide merger, acquisition, consolidation, business combination, purchase of the capital stock or assets of, or transaction or series of transactions with, an unaffiliated third party, (d) issuances of Common Units or securities convertible into Common Units as an “equity kicker” pursuant to a debt financing, equipment leasing or real property leasing transaction, (e) issuances of Common Units or securities convertible into Common Units to suppliers or third party service providers in connection with the provision of goods or services, (f) issuances of any Common Units or options to purchase Common Units, or other equity-based awards (including restricted stock units), issued or granted to existing or former employees (or prospective employees who have accepted an offer of employment) of the Company or any of its Subsidiaries pursuant to Company equity incentive plans, including the Company’s equity incentive plans existing on the date hereof and any future equity incentive plan, as such plans may be amended or supplemented, including, for the avoidance of doubt, any Common Units issuable upon exercise of any such option or settlement or vesting of any equity-based award issued under such plans, (g) issuances of any securities issued pursuant to any employee stock purchase plan, (h) issuances of securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, Common Units, including the Warrant Units and Common Units issuable upon conversion of the Convertible Securities, and are outstanding prior to the Issue Date, and (i) the issuance of any Common Units to PubCo, to the extent such issuance is required to maintain a one-to-one ratio between the number of Common Units and applicable public company shares; provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Issue Date. Any adjustment made pursuant to this Section 4.1(f) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Units issuable upon exercise of this Warrant shall be made pursuant to this Section 4.1(f).

4.2    Adjustment Notice. As promptly as practicable following any adjustment of the Exercise Price pursuant to Section 4.1 (but in any event not later than 10 Business Days thereafter), the Company shall use reasonable efforts to furnish to the Holder a written notice (a) confirming the Exercise Price then in effect and the number of Warrant Units or the amount, if any, of other securities or assets then issuable upon exercise of this Warrant and (b) setting forth in reasonable detail such adjustment and the facts upon which it is based.

4.3    No Impairment. The Company shall not, by amendment of the LLC Agreement or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company.

5.    Transfer.

5.1    Generally. This Warrant may only be transferred in its entirety to controlled Affiliates of the Holder who remain a controlled Affiliates of the Holder following such transfer or upon the prior written consent of the Company.

5.2    Mechanics of Transfer. Any transfer permitted by this Section 5.2 shall be effective upon surrender of this Warrant to the Company at its then-principal executive offices with a properly completed and duly executed Warrant Transfer Form in the form set forth in Exhibit B. Upon such compliance, surrender and delivery, the Company shall (a) execute and deliver a new Warrant in the name of the transferee or transferees and in the denominations specified in such instrument or instruments of transfer, (b) promptly cancel this Warrant, and (c) take such other actions as reasonably necessary to accomplish and evidence such transfer.

6.    Holder Not A Member. Prior to the issuance to the Holder of the Warrant Units to which the Holder is entitled to receive upon the exercise of this Warrant, nothing in this Warrant shall be construed as conferring upon the Holder, with respect to such Warrant Units, any rights as a Member, including, for the avoidance of doubt, the right to receive dividends or other distributions or to consent to any action.

7.    Treatment of Warrant Upon Change of Control of Company.

7.1    Cash Transaction. If the SPAC consummates a Change of Control transaction prior to the Expiration Time in which the consideration to be received by the SPAC’s stockholders consists solely of cash (a “Cash Transaction”), the terms of which ascribe a Fair Market Value to the Warrant Units greater than the Exercise Price, then (a) this Warrant shall be deemed to have been automatically exercised on a net exercise issue basis on the Exercise Date as contemplated by Section 2.2(b), and (b) the Holder shall have the right thereafter to receive the same cash consideration as it would have been entitled to receive upon the occurrence of such Change of Control transaction if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Units then issuable upon exercise in full of this Warrant, less the Aggregate Exercise Price. In the event of a Cash Transaction, the terms of which ascribes a Fair Market Value to the Warrant Units less than the Exercise Price, then this Warrant will expire immediately prior to the consummation of such Cash Transaction.

7.2    Transaction for Other Assets. If the Company or, after the SPAC Closing, the SPAC, consummates a Change of Control transaction prior to the Expiration Time other than a Cash Transaction, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Units issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Units were outstanding on and as of the closing of such Change of Control transaction; provided that if all units of the Company are converted into or redeemed in exchange for shares of Class A Common Stock of the SPAC in connection with the Change of Control transaction, then the Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for such shares of Class A Common Stock, on an as-converted basis.

8.    Limitations on Liability. Prior to the issuance to the Holder of the Warrant Units to which the Holder is entitled to receive upon the exercise of this Warrant, nothing in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a Member, whether such liabilities are asserted by the Company, creditors of the Company or any other third Persons.

9.    Effect of Violation. Any action or attempted action by the Company or the Holder in violation of this Warrant shall be null and void ab initio and of no force or effect whatsoever.

10.    Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall issue, in lieu thereof, a new Warrant of the same tenor and date.

11.    Warrant Register. The Company shall keep and properly maintain at its principal executive office books and records for the registration of this Warrant and any transfers thereof. The Company (a) may deem and treat the Person in whose name this Warrant is registered on such books as the Holder thereof for all purposes and (b) shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions hereof.

12.    Entire Agreement; Parties in Interest. This Warrant, including the exhibits, documents and instruments referred to herein, the MAA, Subscription Agreement, the LLC Agreement and the Ancillary Agreements (other than this Warrant) constitute the entire agreement, and supersede all prior and contemporaneous agreements and understandings, both written and oral the among the parties hereto with respect to the subject matter of this Warrant.

13.    Liabilities Under Federal Securities Laws. The exercise by the Holder of any rights under this Warrant shall be subject to such reasonable delay as may be required or advisable (taking into account advice of legal counsel) to prevent any party hereto or any of its Affiliates from incurring any liability under any U.S. or non-U.S. securities Laws and the parties hereto agree to cooperate in good faith in respect thereof.

14.    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

14.1    This Warrant shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the state of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

14.2    Each of the parties hereto agrees that: (a) it shall bring any Proceeding against any other party hereto in connection with, arising out of or otherwise relating to this Warrant, any instrument or other document delivered pursuant to this Warrant or the transactions contemplated hereby exclusively in the Chosen Courts; and (b) solely in connection with such Proceedings, (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (iii) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 16 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (v) it shall not assert as a defense any matter or claim waived by the foregoing clauses (i) through (iv) of this Section 14.2 or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

14.3    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING AGAINST THE OTHER PARTY HERETO WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS WARRANT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS WARRANT OR ANY TRANSACTION RELATED TO THIS WARRANT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH PROCEEDING. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE

OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INSTRUMENTS OR OTHER DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 14.3.

15.    Remedies.

15.1    Remedies Cumulative. All remedies available under this Warrant, at Law, in equity or otherwise shall be deemed cumulative and not alternative or exclusive of other remedies, and the exercise by any party hereto of a particular remedy shall not preclude the exercise of any other remedy.

15.2    Injunctive Relief. The Company acknowledges and agrees that the Holder would be irreparably damaged if any of the provisions of this Warrant are not performed in accordance with their specific terms and that any breach of this Warrant by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Holder may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Warrant by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Warrant, without posting any bond or other undertaking.

16.    Notice. Any notice, consent, demand or communication required or permitted to be given by any provision of this Warrant shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person (as designated by such Person to receive any such notice or, in the absence of such designation, any officer of such Person) to whom the same is directed, (b) sent by nationally recognized overnight courier service (with tracking capability) or (c) via email at the following addresses; provided, that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 16:

If to the Company, to:

c/o Symbotic

200 Research Drive

Wilmington, Massachusetts 01887

Attention:	Corey Dufresne
Email:	cdufresne@symbotic.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:	Robert W. Downes
George J. Sampas
Matthew B. Goodman
Email:	downesr@sullcrom.com
sampasg@sullcrom.com
goodmanm@sullcrom.com

If to the Holder, to:

702 Southwest 8th Street

Bentonville, AR 72716

Attention:	Michael Guptan, VP, Corporate Development
Email:	michael.guptan@walmart.com

with a copy (which shall not constitute notice) to:

VP, General Counsel Supply Chain

601 N. Walton Blvd.

Bentonville, AR 72716-0710

Attention:	William Silcott (or the email of the then-current VP,
General Counsel Supply Chain)
Email:	William.Silcott@walmartlegal.com

with a copy (which shall not constitute notice) to:

702 Southwest 8th Street

Bentonville, AR 72716

Attention:	Grant Lightle, Senior Counsel
Email:	grant.lightle@walmartlegal.com
transactionnotices@walmartlegal.com

Notice or other communication pursuant to this Section 16 shall be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day shall be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party hereto may specify a different address, by written notice to the other party hereto. The change of address shall be effective upon the other party hereto’s receipt of the notice of the change of address.

17.    Amendments; Waivers. This Warrant may not be amended or modified (provided however that that the Exhibits hereto may be amended or modified following a Public Offering to include necessary provisions for signature or medallion guarantees or any other revisions necessary to facilitate their express purpose), nor may compliance with any covenant set forth herein be waived, except by a writing duly and validly executed by the Company and the Holder, or in the case of a waiver, the party waiving compliance. No knowledge, investigation or inquiry, or failure or delay by the Company or the Holder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

18.    Assignment. The Company may not, without the prior written consent of the Holder, sell, transfer or assign any of its rights or obligations under this Warrant except such restriction shall not apply with respect to any sale, transfer or assignment of this Agreement made in connection with a Change of Control transaction or Public Offering, including any restructuring or reorganization of the Company undertaken in connection therewith, or a Reorganization so long as any transferee or assignee agrees in writing to assume the obligations of the Company hereunder and in no event shall such assignment relieve the Company of its obligations hereunder. The Holder may not sell, transfer or assign any of its rights or obligations under this Warrant except in accordance with Section 5.

19.    Severability. The provisions of this Warrant shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Warrant. If any provision of this Warrant or the application thereof to any Person or any circumstance is illegal, invalid or unenforceable, the remainder of this Warrant shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Warrant with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

20.    Expenses; Tax Treatment.

20.1    Each party hereto shall bear all fees, costs and expenses incurred by it in connection with the preparation, negotiation and execution of this Warrant and the transactions contemplated hereby, except as may otherwise be expressly contemplated by this Warrant.

20.2    For U.S. federal (and applicable state and local) income tax purposes, the Company and the Holder agree that this Warrant is intended to be treated as a noncompensatory option as defined in Treasury Regulations Section 1.721-2(f). The Company and the Holder agree to report consistently with such intended tax treatment, and the Company and the Holder shall not take any position inconsistent with such intended tax treatment on any tax return, in any audit, examination or other proceeding relating to taxes or otherwise unless otherwise required by a determination within the meaning of Section 1313 of the Internal Revenue Code of 1986 (or any analogous provision of applicable state or local tax Law).

21.    Certain Definitions.

21.1    Unless specified otherwise herein or context otherwise requires, the following words and phrases have the meanings specified in this Section 21.1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise); provided, that, for the avoidance of doubt, the Company and its Representatives and Subsidiaries, on the one hand, shall not be deemed to be “Affiliates” of the initial Holder and its Representatives and Subsidiaries, on the other hand.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Units in respect of which this Warrant is then being exercised pursuant to Section 2, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

“Board” means the board of directors of PubCo.

“Business Day” has the meaning set forth in the LLC Agreement.

“Capital Markup Prepayment” has the meaning set forth in the MAA.

“Change of Control” has the meaning set forth in the Subscription Agreement; provided, that for purposes of Section 7, “Change of Control” has the meaning set forth in clauses (ii) and (iii) of the definition of “Change of Control” in the Subscription Agreement.

“Chosen Court” means Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, in the Superior Court in the City of Wilmington, New Castle County, Delaware, and if jurisdiction in the Superior Court in the City of Wilmington, New Castle County, Delaware is unavailable, in the Federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of PubCo, or such other shares or other securities into which the shares of Class A Common Stock are converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Common Units” means the Common Units of the Company as defined in the LLC Agreement, or such other shares or other securities into which Common Units are converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” has the meaning set forth in the Preamble and shall also include any successor entity resulting from a Change of Control transaction or any restructuring or reorganization of the Company.

“Contract” means any legally binding agreement, lease, license, contract, note, mortgage, indenture, arrangement or other similar obligation.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exercisable or exchangeable for Common Units, other than Options.

“Expiration Time” means 5:00 p.m., New York City time, on the date that is the five-year anniversary of the Issue Date.

“Fair Market Value” means, (a) in the case of a Change of Control transaction, the pre-transaction equity value ascribed to the Warrant Units (or shares of Class A Common Stock, if all Common Units are or will be converted into or redeemed in exchange for shares of Class A Common Stock in connection with the Change of Control Transaction) pursuant to the terms of such Change of Control transaction, and (b) for any other transaction, the Market Price that would be ascribed to the Warrant Units if such Warrant Units were exercised and converted into or redeemed in exchange for shares of Class A Common Stock pursuant to the terms of the LLC Agreement.

“Governmental Authority” means any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, in each case of competent jurisdiction.

“Installment Commencement Date” has the meaning set forth in the MAA.

“Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances and common law, and all rules, regulations, agency requirements, licenses and permits of any Governmental Authority.

“Lien” has the meaning set forth in the Subscription Agreement.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Issue Date, by and among the Company and the equity holders thereof.

“MAA” means the Second Amended and Restated Master Automation Agreement, dated as of December [●], 2021, by and among the Company, the initial Holder and Symbotic LLC.

“Market Price” means, (a) with respect to a share of Class A Common Stock, the average of the per share volume-weighted average price of shares of Class A Common Stock for the five trading days immediately prior to any date of determination, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange, (b) if the Class A Common Stock is not listed or admitted to trading on a Stock Exchange, the average of the per share volume-weighted average price for the five trading days immediately prior to any date of determination, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use, (c) if the Class A Common Stock is not quoted by any such system, the average of the per share volume-weighted average price for the five trading days immediately prior to any date of determination as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the board of directors of PubCo or (d) in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined by the board of directors of PubCo (acting reasonably).3

“Member” has the meaning set forth in the LLC Agreement.

“Module” has the meaning set forth in the MAA.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Units or Convertible Securities.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

“Organizational Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Person” has the meaning set forth in the LLC Agreement.

“Proceeding” has the meaning set forth in the LLC Agreement.

“Project” has the meaning set forth in the MAA.

“Project SOW” has the meaning set forth in the MAA.

“PubCo” means [Symbotic, Inc.], a Delaware corporation, or any successor entity resulting from a Change of Control transaction or any restructuring or reorganization of [Symbotic Inc.]

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“SEC” means the U.S. Securities and Exchange Commission.

“Stock Exchange” means the [Nasdaq Capital Market] or other principal national securities exchange on which the Class A Common Stock is listed or admitted to trading.

[3]	Note to WMT: Conforms to OpCo LLC Agreement.

“Subscription Agreement” means the Investment and Subscription Agreement, dated as of December 12, 2021, by and between the Company and the initial Holder.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (a) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (b) the equity or ownership interests of such other Person, in each case is directly or indirectly owned or controlled by such first Person and/or by one or more of its Subsidiaries.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

21.2    Terms Defined Elsewhere in this Agreement. Unless specified otherwise herein or context otherwise requires, the following terms have the meanings set forth in the sections indicated:

Terms	Section
Aggregate Consideration	Section 4.1(f)
Cash Transaction	Section 7.1
Company	Preamble
conversion	Section 4.1(f)
Exercise Date	Section 2.2
Exercise Price	Preamble
Exercise Period	Section 1
Holder	Preamble
Initial Number	Section 4.1(f)
Issue Date	Preamble
Notice of Exercise	Section 2.1(a)
Permitted Transactions	Section 4.1(f)
Pricing Date	Section 4.1(f)
Securities Act	Legend
Vesting Date	Section 1
Warrant	Preamble
Warrant Units	Preamble

22.    Interpretation. The Section headings contained in this Warrant are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Warrant.

(a)    Unless otherwise specified in this Warrant or the context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular provision of this Warrant; (ii) any reference to the masculine, feminine or neuter gender includes all genders, the plural includes the singular, and the singular includes the plural; (iii) all Cover Page, Legend, Preamble, Recital,

Article, Section, clause and Exhibit references used in this Warrant are to the legend, preamble, recitals, articles, sections, clauses and exhibits to this Warrant; (iv) wherever the word “include,” “includes” or “including” is used in this Warrant, it shall be deemed to be followed by the words “without limitation;” (v) the word “or” is inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like; (vi) the term “date hereof” means the date first written above; (vii) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (viii) (A) any reference to “days” means calendar days unless Business Days are expressly specified and (B) any reference to “months” or “years” means calendar months or calendar years, respectively, in each case unless otherwise expressly specified; and (ix) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase does not mean simply “if”;

(b)    Unless otherwise specified in this Warrant, any deadline or time period set forth in this Warrant that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.

(c)    Unless otherwise specified in this Warrant or the context otherwise requires, all references to any (i) statute in this Warrant include the rules and regulations promulgated thereunder and all applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority, and (ii) Law in this Warrant shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the applicable date or during the applicable period of time.

(d)    Unless otherwise specified in this Warrant, all references in this Warrant to (i) any Contract, other agreement, document or instrument (excluding this Warrant) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference, and (ii) this Warrant mean this Warrant as amended or otherwise modified from time to time in accordance with Section 17.

(e)    With regard to each and every term and condition of this Warrant, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Warrant.

(f)    All capitalized terms in this Warrant (including the Exhibits hereto) have the meanings set forth in Section 21, except as otherwise specifically provided herein. Each of the other capitalized terms used in this Warrant has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

(g)    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Warrant and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

23.    Counterparts. This Warrant may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Any signature page delivered electronically or by facsimile (including transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered as of the date first written above.

COMPANY:

SYMBOTIC HOLDINGS LLC

By:
Name:
Title:

HOLDER:

WALMART INC.

By:
Name:
Title:

[Signature Page to Warrant No.4]

EXHIBIT A

Notice of Exercise Form

TO: SYMBOTIC HOLDINGS LLC (the “Company”)

Dated: [●]

The undersigned, pursuant to the terms and conditions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase, acquire, accept and receive [●] Warrant Units and in exchange for $[●] immediately available funds to be wire transferred to an account designated in writing by the Company, representing the full purchase price for such Common Units at the now-current Exercise Price.

Unless specified otherwise herein or context otherwise requires, capitalized terms used and not defined herein have the meanings given to them in the Warrant.

[Holder]

By:
Name:
Title:

[Exhibit A to Warrant No. 4]

EXHIBIT B

Warrant Transfer Form

TO: SYMBOTIC HOLDINGS LLC (the “Company”)

Dated: [●]

FOR VALUE RECEIVED, subject to Section 5 of the attached Warrant (the “Warrant”), the undersigned hereby sells, assigns and transfers all of its rights and interest in and to the Warrant to:

Name of Transferee	Address	No. of Warrant Units
[●]	[●]	[●]

The undersigned (the “Transferor”) hereby irrevocably instructs and appoints the Secretary of the Company its agent and attorney-in-fact (the “Agent”) to transfer such portion of this Warrant on the books and records of the Company, to register each such transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Warrants. The Agent may substitute and appoint one or more persons to act on his or her behalf.

[Holder]

Name:
Title:

[Exhibit B to Warrant No. 4]

EXHIBIT C

Calculation of Number of Warrants

Warrant Agreement

			% of current units		% of PF units
Current Common Units (at Issue Date)(1)	[	●]
Total New Units from Warrant No. 4	[	●]	[	●]%	[	●]%
Pro Forma Units	[	●]

1.	As per Exhibit A of Symbotic Holdings 2nd A&R LLC Agreement, as shown below.

[Exhibit C to Warrant No. 4]

LIST OF MEMBERS,

CAPITAL CONTRIBUTIONS

AND

MEMBERSHIP INTEREST

As of 5:00 p.m. (EST), [●] [●], 2022

Member Name	Capital Contribution			Common Units		Percentage of Outstanding Common Units
Richard B. Cohen(1)	$	[	●]	[	●]	[●]	%
Walmart, Inc.	$	[	●]	[	●]	[●]	%
[22] Holders of Common Units	$	[	●]	[	●]	[●]	%
TOTAL	$	[	●]	[	●]	100%

(1)	Includes [●] Common Units held by The RBC 2021 4 Year GRAT (U/A March 31, 2021), [●] Common Units held by the RBC Millennium Trust (U/A June 19, 2000) and [●] Common Units held by RJJRP Holdings, Inc.

Exhibit C

Form of A&R Company LLC Agreement Joinder Agreement

[Exhibit C to Investment and Subscription Agreement]

Joinder Agreement

This JOINDER AGREEMENT, dated as of December [•], 2021 (this “Joinder”), is delivered pursuant to that certain Fifth Amended and Restated Limited Liability Company Agreement, dated as of April 30, 2021 (as amended, restated, amended and restated or otherwise modified from time to time, the “LLC Agreement”) of Warehouse Technologies LLC, a New Hampshire limited liability company (the “Company”), by and among the Company and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.

Joinder to the LLC Agreement. Upon the due execution and delivery of this Joinder by the undersigned, the undersigned hereby is admitted as and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.

Representations and Warranties. The undersigned hereby represents that, as of the date hereof, the representations and warranties set forth in Section 3.2 of the LLC Agreement are true and correct with respect to the undersigned.*

3.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

4.	Address. All notices under the LLC Agreement to the undersigned shall be directed to:

Walmart Inc.

702 Southwest 8th Street

Bentonville, AR 72716

Attention:   Michael Guptan, VP, Corporate Development

Email:         michael.guptan@walmart.com

with a copy (which shall not constitute notice) to:

VP, Chief Counsel Supply Chain

601 N. Walton Blvd.

Bentonville, AR 72716-0710

Attention: William Silcott (or the email of the then-current VP, Chief Counsel Supply Chain)

Email:       William.Silcott@walmartlegal.com

with a copy (which shall not constitute notice) to:

702 Southwest 8th Street

Bentonville, AR 72716

Attention:  Grant Lightle, Senior Counsel

Email:       grant.lightle@walmartlegal.com

         transactionnotices@walmartlegal.com

C-2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

WALMART INC.

By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:

WAREHOUSE TECHNOLOGIES LLC

By:
Name:
Title:

C-3